UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 10-K

(Mark One)

X	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2005

OR

TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission File Number 001-14273

CORE LABORATORIES N.V.

(Exact name of Registrant as specified in its charter)
The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Herengracht 424
1017 BZ Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Name of exchange on which registered
Common Shares, EUR 0.01 Par Value Per Share	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes _X_ No __

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act. Yes __ No _X_

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes_X_ No__

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. _X_

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of "accelerated filer and large accelerated filer" in Rule 12b-2 of the Exchange Act.

Large accelerated filer _X_ Accelerated filer ___ Non-accelerated filer ___

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes __ No _X_

As of June 30, 2005, the number of common shares outstanding was 26,097,353. At that date, the aggregate market value of common shares held by non-affiliates of the registrant was approximately $670,082,171.

As of February 22, 2006, the number of common shares outstanding was 25,833,963.

DOCUMENTS INCORPORATED BY REFERENCE
DOCUMENT		Part of 10-K
1.	Proxy statement to be filed pursuant to Regulation 14A under the Securities Exchange Act of 1934 with respect to the 2006 annual meeting of shareholders	PART III

CORE LABORATORIES N.V.
FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005

PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES

(a) Financial Statements

1. The following reports, financial statements and schedules are filed herewith on the pages indicated:

2. Financial Statement Schedule

Schedule II - Valuation and Qualifying Account

(b) Exhibits

The following exhibits are incorporated by reference to the filing indicated or are filed herewith.
Exhibit No.		Exhibit Title	Incorporated by Reference from the Following Documents

3.1	-	Articles of Association of the Company, as amended (including English translation)	Form F-1, September 20, 1995 (File No. 000-26710)

4.1	-	Form of certificate representing Common Shares	Form 10-K, March 31, 1999 (File No. 000-26710)

10.1	-	Core Laboratories N.V. 1995 Long-Term Incentive Plan (as amended and restated effective as of May 29, 1997)	Proxy Statement dated May 2, 1997 for Annual Meeting of Shareholders

10.2	-	Core Laboratories N.V. 1995 Non-employee Director Stock Option Plan (as amended and restated effective as of May 29, 1997)	Proxy Statement dated May 2, 1997 for Annual Meeting of Shareholders

10.3	-	Form of Indemnification Agreement to be entered into by the Company and certain of its directors and officers	Form F-1, September 20, 1995 (File No. 33-96466)

10.4	-

Amended and Restated Credit Agreement among Core Laboratories N.V., Core Laboratories, Inc., Core Laboratories (U.K.) Limited, Bankers Trust Company, NationsBank, N.A. and the Bank Group, dated as of July 18, 1997

Form S-3, October 31, 1997 (File No. 333-392655)

10.5	-	Core Laboratories Supplemental Executive Retirement Plan effective as of January 1, 1998[1]	Form 10-K, March 31, 1998 (File No. 000-26710)

10.6	-	Core Laboratories Supplemental Executive Retirement Plan for John D. Denson effective January 1, 1999[1]	Form 10-Q, August 16, 1999 (File No. 001-14273)

10.7	-	Core Laboratories Supplemental Executive Retirement Plan for Monty L. Davis effective January 1, 1999[1]	Form 10-Q, August 16, 1999 (File No. 001-14273)

10.8	-	Amendment to Core Laboratories Supplemental Executive Retirement Plan filed January 1, 1998, effective July 29, 1999[1]	Form 10-Q, August 16, 1999 (File No. 001-14273)

10.9	-	Note and Guarantee Agreement by Core Laboratories, Inc. for Guaranteed Senior Notes, Series A, and Guaranteed Senior Notes, Series B, dated as of July 22, 1999	Form 10-Q, August 16, 1999 (File No. 001-14273)

10.10	-	First Amendment to Core Laboratories N.V. 1995 Long-Term Incentive Plan (as amended and restated effective as of May 29, 1997)	Form 10-K, March 15, 2001 (File No. 001-14273)

10.11	-	Second Amendment to Core Laboratories N.V. 1995 Non-employee Director Stock Option Plan (as amended and restated effective as of May 29, 1997)	Form 10-K, March 15, 2001 (File No. 001-14273)

10.12	-	Form of Restated Employment Agreement between Core Laboratories N.V. and David Michael Demshur dated as of December 31, 2001[1]	Form 10-K, March 25, 2002 (File No. 001-14273)

10.13	-	Form of Restated Employment Agreement between Core Laboratories N.V. and Richard Lucas Bergmark dated as of December 31, 2001[1]	Form 10-K, March 25, 2002 (File No. 001-14273)

10.14	-	Form of Restated Employment Agreement between Core Laboratories N.V. and John David Denson dated as of December 31, 2001[1]	Form 10-K, March 25, 2002 (File No. 001-14273)

10.15	-	Form of Restated Employment Agreement between Core Laboratories N.V. and Monty Lee Davis dated as of December 31, 2001[1]	Form 10-K, March 25, 2002 (File No. 001-14273)

10.16	-	Form of Executive Share Matching Restricted Share Agreement between Core Laboratories N.V. and David Demshur dated as of June 1, 2002[1]	Form 10-K, April 4, 2003 (File No. 001-14273)

10.17	-	Form of Executive Share Matching Restricted Share Agreement between Core Laboratories N.V. and Richard Bergmark dated as of June 1, 2002[1]	Form 10-K, April 4, 2003 (File No. 001-14273)

10.18	-	Form of Executive Share Matching Restricted Share Agreement between Core Laboratories N.V. and John Denson dated as of June 1, 2002[1]	Form 10-K, April 4, 2003 (File No. 001-14273)

10.19	-	Form of Executive Share Matching Restricted Share Agreement between Core Laboratories N.V. and Monty Davis dated as of June 1, 2002[1]	Form 10-K, April 4, 2003 (File No. 001-14273)

10.20	-	Amendment to Core Laboratories N.V. 1995 Long-Term Incentive Plan (as Amended and Restated Effective as of May 29, 1997)	Form 10-Q, May 15, 2003 (File No. 001-14273)

10.21	-	Amendment to Core Laboratories Supplement Executive Retirement Plan[1]	Form 10-Q, May 15, 2003 (File No. 001-14273)

10.22	-	Amendment to Restated Employment Agreement dated December 31, 2001 between Core Laboratories N.V. and David Demshur[1]	Form 10-Q, May 15, 2003 (File No. 001-14273)

10.23	-	Amendment to Restated Employment Agreement dated December 31, 2001 between Core Laboratories N.V. and Richard L. Bergmark[1]	Form 10-Q, May 15, 2003 (File No. 001-14273)

10.24	-	Amendment to Restated Employment Agreement dated December 31, 2001 between Core Laboratories N.V. and Monty L. Davis[1]	Form 10-Q, May 15, 2003 (File No. 001-14273)

10.25	-	Amendment to Restated Employment Agreement dated December 31, 2001 between Core Laboratories N.V. and John D. Denson[1]	Form 10-Q, May 15, 2003 (File No. 001-14273)

10.26	-	Summary of Director Compensation	Filed Herewith

10.27	-	Form of Restricted Share Award Program Agreement	Form 8-K, September 9, 2004 (File No. 001-14273)

10.28	-	Form of Performance Share Award Restricted Share Agreement (ROE Based)	Form 8-K, September 9, 2004 (File No. 001-14273)

10.29	-	Form of Performance Share Award Restricted Share Agreement (Restated)	Form 8-K, September 9, 2004 (File No. 001-14273)

10.30	-

Third Amended and Restated Credit Agreement among Core Laboratories N.V., Core Laboratories L.P., JP Morgan Chase Bank, N.A., Bank of America, N.A., JP Morgan Securities Inc. and Banc of America Securities LLC, dated as of March 24, 2005

Form 10-Q, May 4, 2005 (File No. 001-14273)

10.31	-	Form of Restricted Share Award Program Agreement	Form 10-Q, May 4, 2005 (File No. 001-14273)

10.32	-	Form of Performance Share Award Restricted Share Agreement (ROE Based)	Form 10-Q, May 4, 2005 (File No. 001-14273)

10.33	-

First Amendment to the Third Amended and Restated Credit Agreement among Core Laboratories N.V., Core Laboratories L.P., JP Morgan Chase Bank, N.A., Bank of America, N.A., JP Morgan Securities Inc. and Banc of America Securities LLC, dated as of December 20, 2005

Form 8-K, December 23, 2005 (File No. 001-14273)

21.1	-	Subsidiaries of the Registrant	Filed Herewith

23.1	-	Consent of PricewaterhouseCoopers LLP	Filed Herewith

31.1	-	Certification of Chief Executive Officer Pursuant to Rule 13a-14 of the Securities Exchange Act of 1934, As Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	Filed Herewith

31.2	-	Certification of Chief Financial Officer Pursuant to Rule 13a-14 of the Securities Exchange Act of 1934, As Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	Filed Herewith

32.1	-	Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	Furnished Herewith

32.2	-	Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	Furnished Herewith

1) Management contracts or compensatory plans or arrangements.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
CORE LABORATORIES N.V.
By: Core Laboratories International B.V.

Date: February 23, 2006	By:	/s/ JAN WILLEM SODDERLAND
Jan Willem Sodderland
Supervisory Director

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities indicated, on the 23rd day of February 2006.
Signature	Title

/s/ DAVID M. DEMSHUR	President, Chief Executive Officer,
David M. Demshur	Chairman and Supervisory Director

/s/ RICHARD L. BERGMARK	Executive Vice President, Chief
Richard L. Bergmark	Financial Officer, Treasurer and
Supervisory Director

/s/ C. BRIG MILLER	Chief Accounting Officer
C. Brig Miller

/s/ JOSEPH R. PERNA	Supervisory Director
Joseph R. Perna

/s/ JACOBUS SCHOUTEN	Supervisory Director
Jacobus Schouten

/s/ RENE R. JOYCE	Supervisory Director
Rene R. Joyce

/s/ MICHAEL C. KEARNEY	Supervisory Director
Michael C. Kearney

/s/ D. JOHN OGREN	Supervisory Director
D. John Ogren

/s/ ALEXANDER VRIESENDORP	Supervisory Director
Alexander Vriesendorp

Report of Independent Registered Public Accounting Firm

To the Supervisory Board of Directors and Shareholders of Core Laboratories N.V.:

We have completed an integrated audit of Core Laboratories N.V.'s 2005 and 2004 consolidated financial statements and of its internal control over financial reporting as of December 31, 2005 and audits of its 2003 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements and financial statement schedule

In our opinion, the accompanying consolidated balance sheets and the financial statements listed in the accompanying index  present fairly, in all material respects, the financial position of Core Laboratories N.V. (a Netherlands corporation) and its subsidiaries (the "Company") at December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 15(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Internal control over financial reporting

Also, in our opinion, management's assessment, included in Management's Report on Internal Control Over Financial Reporting appearing under Item 9A of Part II of this Form 10-K, that the Company maintained effective internal control over financial reporting as of December 31, 2005 based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control - Integrated Framework issued by the COSO. The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management's assessment and on the effectiveness of the Company's internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

PricewaterhouseCoopers LLP
Houston, Texas

February 22, 2006, except as to the condensed consolidated financial information in Note 19 which is October 31, 2006

CORE LABORATORIES N.V.
CONSOLIDATED BALANCE SHEETS
December 31, 2005 and 2004
(In thousands, except share and per share data)
	2005	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 13,743	$ 16,030
Accounts receivable, net of allowance for doubtful accounts of $4,526 and
$6,064 at 2005 and 2004, respectively	99,129	95,449
Inventories, net	29,104	29,426
Prepaid expenses and other current assets	11,269	10,739
TOTAL CURRENT ASSETS	153,245	151,644

PROPERTY, PLANT AND EQUIPMENT, net	81,342	79,622
INTANGIBLES, net	6,720	7,057
GOODWILL	132,618	132,615
DEFERRED TAX ASSET	11,452	7,650
OTHER ASSETS	9,224	10,209
TOTAL ASSETS	$ 394,601	$ 388,797

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and capital lease obligations	$ 2,544	$ 2,976
Accounts payable	32,557	28,632
Accrued payroll and related costs	17,371	20,085
Taxes other than payroll and income	5,660	4,111
Unearned revenues	3,233	2,632
Accrued interest	186	2,835
Current liabilities of discontinued operations	800	297
Other accrued expenses	7,205	5,843
TOTAL CURRENT LIABILITIES	69,556	67,411

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	86,104	110,224
DEFERRED COMPENSATION	7,585	6,268
OTHER LONG-TERM LIABILITIES	16,034	13,529
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST	1,065	1,069
SHAREHOLDERS' EQUITY:
Preference shares, EUR 0.01 par value; 3,000,000 shares authorized, none issued or outstanding	-	-
Common shares, EUR 0.01 par value; 100,000,000 shares authorized, 26,797,354 issued and
25,774,339 outstanding at 2005 and 28,038,787 issued and 26,201,846 outstanding at 2004	474	484
Additional paid-in capital	103,832	123,332
Deferred compensation	(940)	(2,486)
Retained earnings	141,448	110,237
Treasury shares (at cost), 1,023,015 at 2005 and 1,836,941 at 2004	(30,557)	(41,271)
TOTAL SHAREHOLDERS' EQUITY	214,257	190,296
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 394,601	$ 388,797

The accompanying notes are an integral part of these Consolidated Financial Statements.

CORE LABORATORIES N.V.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2005, 2004 and 2003
(In thousands, except per share data)
	2005	2004	2003
REVENUES:
Services	$ 367,401	$ 329,511	$ 294,872
Sales	116,066	97,916	78,295
	483,467	427,427	373,167
OPERATING EXPENSES:
Cost of services, exclusive of depreciation shown below	277,423	256,202	230,149
Cost of sales, exclusive of depreciation shown below	90,700	80,190	65,592
General and administrative expenses	37,846	28,140	22,787
Depreciation	15,938	16,800	19,796
Amortization	438	342	276
Other expense (income), net	191	(761)	(1,351)
OPERATING INCOME	60,931	46,514	35,918
Debt prepayment charge	6,012	-	-
Interest expense	8,277	8,275	7,669
Income before income tax expense	46,642	38,239	28,249
Income tax expense	14,925	10,217	7,457
Income from continuing operations	31,717	28,022	20,792
Loss from discontinued operations (net of tax benefit of $285, $111 and $538
in 2005, 2004 and 2003, respectively)	(506)	(15,732)	(2,092)
NET INCOME	$ 31,211	$ 12,290	$ 18,700
EARNINGS PER SHARE INFORMATION:

Basic earnings per share before loss from discontinued operations	$ 1.22	$ 1.04	$ 0.69
Loss from discontinued operations	(0.02)	(0.58)	(0.07)
Basic earnings per share	$ 1.20	$ 0.46	$ 0.62

Diluted earnings per share before loss from discontinued operations	$ 1.13	$ 0.97	$ 0.67
Loss from discontinued operations	(0.02)	(0.54)	(0.07)
Diluted earnings per share	$ 1.11	$ 0.43	$ 0.60

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	26,038	26,896	30,209
Diluted	28,008	28,761	31,179

The accompanying notes are an integral part of these Consolidated Financial Statements.

CORE LABORATORIES N.V.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
For the Years Ended December 31, 2005, 2004 and 2003
(In thousands, except share data)

	Common Shares		Additional			Treasury Stock		Total
	Number of	Par	Paid-In	Deferred	Retained	Number of		Shareholders'
	Shares	Value	Capital	Compensation	Earnings	Shares	Amount	Equity
BALANCE, January 1, 2003	33,275,910	$ 546	$ 187,364	$ -	$ 79,247	860,400	$ (9,011)	$ 258,146
Stock options exercised	154,560	2	1,532	-	-	-	-	1,534
Repurchases of common shares	-	-	-	-	-	4,687,050	(57,968)	(57,968)
Cancellation of common shares	(3,330,892)	(39)	(36,349)	-	-	(3,330,892)	36,388	-
Net income	-	-	-	-	18,700	-	-	18,700
BALANCE, December 31, 2003	30,099,578	509	152,547	-	97,947	2,216,558	(30,591)	220,412
Stock options exercised, net of capital taxes	697,326	9	8,478	-	-	-	-	8,487
Stock-based compensation	-	-	2,900	(2,900)	-	-	-	-
Amortization of deferred compensation	-	-	-	414	-	-	-	414
Repurchases of common shares	-	-	-	-	-	2,378,500	(51,307)	(51,307)
Cancellation of common shares	(2,758,117)	(34)	(40,593)	-	-	(2,758,117)	40,627	-
Net income	-	-	-	-	12,290	-	-	12,290
BALANCE, December 31, 2004	28,038,787	484	123,332	(2,486)	110,237	1,836,941	(41,271)	190,296
Stock options exercised, net of capital taxes	655,255	8	8,207	-	-	-	-	8,215
Stock-based awards issued	385,753	5	9,235	-	-	-	-	9,240
Stock-based compensation	-	-	11,300	(3,740)	-	-	-	7,560
Amortization of deferred compensation	-	-	-	5,286	-	-	-	5,286
Tax benefit of stock options exercised	-	-	3,895	-	-	-	-	3,895
Repurchases of common shares	-	-	-	-	-	1,468,515	(41,446)	(41,446)
Cancellation of common shares	(2,282,441)	(23)	(52,137)	-	-	(2,282,441)	52,160	-
Net income	-	-	-	-	31,211	-	-	31,211
BALANCE, December 31, 2005	26,797,354	$ 474	$ 103,832	$ (940)	$ 141,448	1,023,015	$ (30,557)	$ 214,257

The accompanying notes are an integral part of these Consolidated Financial Statements.

CORE LABORATORIES N.V.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2005, 2004 and 2003
(In thousands)

	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 31,211	$ 12,290	$ 18,700
Loss from discontinued operations, net of tax	506	15,732	2,092
Income from continuing operations	31,717	28,022	20,792
Adjustments to reconcile income to net cash provided by operating activities:
Net provision for (recoveries of) doubtful accounts	789	(441)	1,355
Provision for inventory obsolescence	3,255	2,887	2,263
Equity in (earnings) loss of affiliates	(36)	265	(52)
Minority interest	(57)	1	482
Stock-based compensation	15,683	5,535	3,178
Depreciation and amortization	16,376	17,142	20,072
Debt issuance costs amortization and finance charges	685	255	168
(Gain) loss on sale of fixed assets	(293)	550	357
Gain on the sale of investment held at cost	-	(82)	-
Gain on the involuntary sale of fixed assets	(875)	-	-
Gain on insurance recovery	(334)	-	-
Increase in value of life insurance policies	(282)	(301)	(611)
Deferred income taxes	81	(2,739)	(860)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(5,331)	(5,804)	(5,034)
Inventories	(2,988)	(904)	3,428
Prepaid expenses and other current assets	1,889	2,709	3,710
Other assets	2,199	(687)	(29)
Accounts payable	3,926	3,142	4,314
Accrued expenses	4,550	3,844	6,870
Other long-term liabilities	3,824	1,105	(1,475)
Net cash provided by operating activities - continuing operations	74,778	54,499	58,928
Net cash (used in) provided by operating activities - discontinued operations	-	(303)	923
Net cash provided by operating activities	74,778	54,196	59,851
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(19,095)	(10,888)	(18,377)
Patents and other intangibles	(103)	(209)	(199)
Acquisitions, net of cash acquired	-	(1,782)	(10,733)
Proceeds from sale of investment held at cost	-	328	-
Proceeds from sale of assets	3,930	1,342	607
Premiums on life insurance	(1,096)	(799)	(456)
Discontinued operations	-	17,944	(6,968)
Net cash (used in) provided by investing activities	(16,364)	5,936	(36,126)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt borrowings	(108,766)	(32,108)	(8,996)
Proceeds from debt borrowings	82,000	14,962	45,000
Capital lease obligations	(216)	(361)	(148)
Stock options exercised	8,215	8,487	1,534
Debt refinancing costs	(488)	-	(522)
Repurchase of common shares	(41,446)	(51,307)	(57,968)
Discontinued operations	-	-	(815)
Net cash used in financing activities	(60,701)	(60,327)	(21,915)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,287)	(195)	1,810
CASH AND CASH EQUIVALENTS, beginning of year	16,030	16,225	14,415
CASH AND CASH EQUIVALENTS, end of year	$ 13,743	$ 16,030	$ 16,225

Supplemental disclosures of cash flow information:
Cash payments for interest	$ 9,927	$ 7,576	$ 7,210
Cash payments for income taxes	$ 15,898	$ 11,540	$ 8,903

Non-cash investing and financing activities:
Capital lease additions	$ 18	$ 5	$ 678
Insurance premium financed	$ 2,412	$ 2,601	$ 2,588
Common stock issued related to compensation plans	$ 9,240	$ -	$ -

The accompanying notes are an integral part of these Consolidated Financial Statements.

CORE LABORATORIES N.V.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005

1. DESCRIPTION OF BUSINESS

Core Laboratories N.V. ("Core Laboratories", "we", "our" or "us") is a Netherlands limited liability company. We were established in 1936 and are one of the world's leading providers of proprietary and patented reservoir description, production enhancement and reservoir management services to the oil and gas industry. These services are directed toward enabling our clients to improve reservoir performance and increase oil and gas recovery from their producing fields. We have over 70 offices in more than 50 countries and have approximately 4,500 employees.

Our business units have been aggregated into three complementary segments which provide products and services for improving reservoir performance and increasing oil and gas recovery from new and existing fields: (1) Reservoir Description, (2) Production Enhancement and (3) Reservoir Management. For a description of product types and services offered by these business segments, see Note 15, Segment Reporting.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying Consolidated Financial Statements include the accounts of Core Laboratories and its subsidiaries and have been prepared in accordance with generally accepted accounting principles ("GAAP") in the United States of America ("U.S."). All inter-company transactions and balances have been eliminated in consolidation. The equity method of accounting is used to record our interest in investments in which we have less than a majority interest and do not exercise significant control. We use the cost method to record certain other investments in which we own less than 20% of the outstanding equity and do not exercise significant control. We record minority interest associated with consolidated subsidiaries that are less than 100% owned. In addition, we consolidate an entity over which we have significant influence, but we have no stock ownership. We are considered the primary beneficiary of this entity, but our exposure is limited to our investment, which was insignificant at December 31, 2005.

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We evaluate our estimates on an ongoing basis and utilize our historical experience, as well as various other assumptions that we believe are reasonable in a given circumstance, in order to make these estimates. Actual results could differ from our estimates, as assumptions and conditions change.

The following accounts, among others, require us to use critical estimates and assumptions:

-	allowance for doubtful accounts;

-	inventory reserves;

-	depreciation and amortization;

-	income taxes;

-	long-lived assets, intangibles and goodwill; and

-	pensions and other postretirement benefits.

Accounting policies related to these accounts and the nature of these estimates are further discussed under the applicable caption. For each of these critical estimates it is at least reasonably possible that changes in these estimates will occur in the short term which may impact our financial position or results of operations.

Comprehensive Income

Comprehensive income is comprised of net income and other charges or credits to equity that are not the result of transactions with owners. For the years ended December 31, 2005, 2004 and 2003, there were no items of other comprehensive income except net income.

Cash and Cash Equivalents

Cash and cash equivalents include all short-term, highly liquid instruments purchased with an original maturity of three months or less. These items are carried at cost, which approximates market value. For the years ended December 31, 2005, 2004 and 2003, cash equivalents included time deposits and money market investment accounts.

Concentration of Credit Risk

Our financial instruments that potentially subject us to concentrations of credit risk relate primarily to cash and cash equivalents and trade accounts receivable. All cash and cash equivalents are on deposit at commercial banks or investment firms with significant financial resources. Our trade receivables are with a variety of domestic, international and national oil and gas companies. We had no clients who provided more than 10% of our revenues for the years ended December 31, 2005, 2004 and 2003. We consider our credit risk related to trade accounts receivable to be limited due to the creditworthiness and financial resources of our clients. We evaluate our estimate of the allowance for doubtful accounts on an on-going basis throughout the year.

Accounts Receivable

Trade accounts receivable are recorded at their invoiced amounts and do not bear interest. We perform ongoing credit evaluations of our clients and monitor collections and payments in order to maintain a provision for estimated uncollectible accounts based on our historical collection experience and our current aging of client receivables outstanding, in addition to client's representations and our understanding of the economic environment in which our clients operate. Based on our review we establish or adjust allowances for specific customers and the accounts receivable as a whole, and recognize expense. When an account is determined to be uncollectible, we charge the receivable to our allowance for doubtful accounts. Our allowance for doubtful accounts totaled $4.5 million and $6.1 million at December 31, 2005 and 2004, respectively.

Inventories

Inventories consist of manufactured goods, materials and supplies used for sales or services to clients. Inventories are stated at the lower of average cost or estimated net realizable value, and are reflected net of valuation reserves. Inventory costs are recorded at standard cost which approximates the first-in, first-out method.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets are comprised primarily of prepaid insurance, value added taxes and rents.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Allowances for depreciation and amortization are calculated using the straight-line method based on the estimated useful lives of the related assets as follows:
Buildings and leasehold improvements	3 - 40 years
Machinery and equipment	3 - 10 years

Expenditures for repairs and maintenance are charged to expense as incurred and major renewals and improvements are capitalized. Cost and accumulated depreciation applicable to assets retired or sold are removed from the accounts, and any resulting gain or loss is included in operations. We incurred and expensed approximately $3.6 million, $3.4 million and $3.3 million in repair and maintenance costs for the years ended December 31, 2005, 2004 and 2003, respectively.

We review our assets for impairment when events or changes in circumstances indicate that the net book value of property, plant and equipment may not be recovered over its remaining service life. We evaluate our property, plant and equipment for impairment if a triggering event occurs which may indicate that an impairment is probable. Under these circumstances, we compare the sum of the estimated future cash flows related to the asset group, on an undiscounted basis, and an estimate of realizable value to the carrying value of the assets. If impairment is still indicated, we compare the fair value of the assets, determined using discounted cash flows over the remaining useful life of the asset, to the carrying amount, and recognize an impairment loss for the amount by which the fair value exceeds the carrying value. The determination of fair value requires the estimation of future cash flows, and such estimates can change based on market conditions, technological advances in the industry or changes in regulations governing the industry.  We recorded no impairment charges related to property, plant and equipment held for use in continuing operations during the years ended December 31, 2005, 2004 and 2003.

Intangibles and Goodwill

Intangibles include patents, trademarks, and trade names. Intangibles with determinable lives are amortized using the straight-line method based on the estimated useful life of the intangible. Intangibles with indeterminable lives, which consisted primarily of corporate trade names, are evaluated for impairment annually.

We record goodwill as the excess of the purchase price over the fair value of the net assets acquired in acquisitions accounted for under the purchase method of accounting. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," we test goodwill for impairment annually, or more frequently if circumstances indicate that a potential impairment has occurred. See Note 7, Goodwill.

Other Assets

Other assets consisted of the following (in thousands):
	2005	2004

Cash surrender value of life insurance	$ 4,773	$ 4,005
Pension asset	1,928	1,202
Investments	1,141	1,107
Debt issuance costs	524	720
Other	858	3,175
Total other assets	$ 9,224	$ 10,209

Cash surrender value of life insurance and the pension asset relate to postretirement benefit plans. See Note 10, Pensions and Other Postretirement Benefit Plans. Investments include our investments in unconsolidated affiliates, accounted for under the equity method, and investments held at cost. The operations of these entities are in-line with those of our core businesses. These entities are not considered special purpose entities nor do we have special off-balance sheet arrangements through these entities.

Income Taxes

We recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Consolidated Financial Statements or tax returns.

Deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the asset is recovered or the liability is settled.

Revenue Recognition

Revenues are recognized as services are completed or as product title is transferred. All advance client payments are classified as unearned revenues until services are provided or product title is transferred. We recognize revenue when we determine that the following criteria are met: (i) persuasive evidence an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the fee is fixed or determinable; and (iv) collectibility is reasonably assured. Revenues from long-term contracts are recorded as services are rendered in proportion to the work performed. All known or anticipated losses on contracts are provided for currently. Training and consulting service revenues are recognized as the services are performed. We apply the provisions of the Emerging Issues Task Force ("EITF") 00-21, "Revenue Arrangements with Multiple Deliverables" to account for certain contracts with identifiable units of accounting.

We recognize sales of perpetual software licenses, net of deferred maintenance fees, as revenue once the criteria of Statement of Position 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions" are successfully met. We primarily license our software products under perpetual licenses. Client support agreements are recorded as unearned revenues and recognized as revenue ratably over the contract period, generally one year.

Foreign Currencies

Our functional currency is the U.S. Dollar ("USD"). All inter-company financing, transactions and cash flows of our subsidiaries are transacted in USD. Additionally, certain significant operations transact contractual business denominated in the USD. Accordingly, foreign entities remeasure monetary assets and liabilities to USD at year-end exchange rates, while non-monetary items are measured at historical rates. Revenues and expenses are remeasured at the applicable month-end rate, except for depreciation and amortization and certain components of cost of sales, which are measured at historical rates. For the year ended December 31, 2005, we incurred a net remeasurement loss of approximately $1.6 million, while for the years ended December 31, 2004 and 2003 we incurred a net remeasurement gain of approximately $0.8 million and $0.4 million, respectively. These amounts were included in Other Expense (Income), net in the accompanying Consolidated Statements of Operations.

Pensions and Other Postretirement Benefits

We maintain a defined benefit pension plan for substantially all of our Dutch employees. We account for this plan in accordance with SFAS No. 87, "Employers' Accounting for Pensions" and SFAS No. 132(R), "Employers' Disclosures about Pensions and Other Postretirement Benefits - An Amendment to FASB Statements No. 87, 88, and 106." As required by these pronouncements, we recognize net periodic pension costs associated with this plan in income from current operations and recognize a prepaid pension asset or liability if our projected benefit obligation is less than or greater than the fair value of the related plan assets. The projection of benefit obligation and fair value of plan assets requires the use of assumptions and estimates. Actual results could differ from those estimates. See Note 10, Pensions and Other Postretirement Benefit Plans. Furthermore, we sponsor several defined contribution plans for the benefit of our employees. We expense these contributions in the period the contribution is made.

Stock-Based Compensation

We apply the intrinsic method to account for employee stock options, as defined in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." The intrinsic method does not require the recognition of compensation cost for options granted with an exercise price equal to the market value of the underlying stock on the date of grant. Accordingly, we do not recognize compensation cost associated with our stock option grants. However, we have recognized compensation expense related to other stock-based compensation arrangements, including the Executive Restricted Share Matching Program, the Performance Share Award Program and the Restricted Share Award Program. See Note 13, Stock-Based Compensation.

The Financial Accounting Standard Board ("FASB") issued SFAS No. 123, "Accounting for Stock-Based Compensation," and later, SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," in order to encourage entities to record compensation cost for employee stock-based compensation plans at fair value as determined by generally recognized option pricing models such as the Black-Scholes or the Binomial model. These standards permit the use of APB No. 25 to account for stock options, but require pro forma disclosures of the impact on net income and earnings per share of applying the fair value provisions described in SFAS No. 123.

The following table provides these pro forma disclosures as if we had accounted for our stock-based compensation plans using the fair value recognition provision of SFAS 123 (in thousands, except per share data.):
Year Ended December 31,
	2005	2004	2003
Net income:
As reported	$ 31,211	$ 12,290	$ 18,700
Add: stock-based compensation expense included in reported income, net of tax	10,665	4,056	595
Less: stock-based compensation expense determined under fair value method, net of tax	12,404	5,239	3,133
Pro forma	$ 29,472	$ 11,107	$ 16,162
Basic earnings per share:
As reported	$ 1.20	$ 0.46	$ 0.62
Pro forma	$ 1.13	$ 0.41	$ 0.54
Diluted earnings per share:
As reported	$ 1.11	$ 0.43	$ 0.60
Pro forma	$ 1.05	$ 0.39	$ 0.52

Weighted average fair value of options granted	$ 16.96	$ 15.56	$ 8.85

The determination of the fair value of stock options was estimated using a Black-Scholes option-pricing model and required the use of highly subjective assumptions related to the volatility of our common stock, the expected term that the options would be outstanding and a risk-free rate. We do not include an estimated dividend yield in our calculations, since we have not paid dividends on our common stock historically and do not foresee paying dividends in the future. The following assumptions were used to calculate compensation expense for purposes of these pro forma results:
	New Option Grants
	2005	2004	2003

Risk free interest rate	4.6%	4.0%	3.7%
Expected volatility	55.2%	56.6%	58.0%
Expected lives (in years)	9.18	9.12	6.60

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment," which revises SFAS No. 123 and supersedes APB No. 25. This statement will require us to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, with limited exceptions. We have adopted this statement as of January 1, 2006. See Note 17, Recent Accounting Pronouncements.

Earnings Per Share

We compute basic earnings per common share by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per common and potential common share include additional shares in the weighted average share calculations associated with the incremental effect of dilutive employee stock options, restricted stock awards and contingently issuable shares, as determined using the treasury stock method. The following table summarizes the calculation of weighted average common shares outstanding used in the computation of diluted earnings per share (in thousands):

	For the Year Ended December 31,
	2005	2004	2003
Weighted average basic common shares outstanding	26,038	26,896	30,209
Effect of dilutive securities:
Stock options	1,573	1,438	795
Contingent shares	353	348	175
Restricted stock and other	44	79	-
Weighted average diluted common and potential common shares outstanding	28,008	28,761	31,179

We exclude the effect of anti-dilutive shares associated with these securities from the calculation of the diluted weighted average shares. If these shares had been included, the impact would have been a decrease in diluted weighted average shares outstanding of 4,315 shares, 33,693 shares and 1.7 million shares for the years ended December 31, 2005, 2004 and 2003, respectively.

Discontinued Operations

We account for discontinued operations in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." In April 2004, we sold our specialized geophysical and seismic-related assets and business. Based on the sale price and estimates of fair value, we adjusted the related assets to their estimated fair value in 2004 and recognized impairment charges related to the sale. Historical results for discontinued operations were adjusted to eliminate corporate allocations and inter-company transactions. Our results of operations for 2003 represent the audited financial statements restated for these discontinued operations. See Note 16, Discontinued Operations.

Reclassifications

Certain reclassifications were made to prior year amounts in order to conform to the current year's presentation. These reclassifications had no impact on reported net income for the years ended December 31, 2005, 2004 and 2003.

3. ACQUISITIONS

2004 Acquisitions

On November 5, 2004, we acquired certain assets from Authentix, Inc., a product authentification company located in Texas for $1.8 million in cash. The assets acquired consisted of licenses and intellectual property and certain analytical equipment. The purchase price was allocated to inventory of $0.1 million, other assets of $0.1 million, property, plant and equipment of $0.1 million and licenses and intellectual property which constituted intangible assets of $1.1 million. The excess of the purchase price over the fair value of the assets acquired of approximately $0.4 million was recorded as goodwill. In addition, we entered into a service agreement with Authentix Inc., to continue to enhance the technology we purchased and to provide fluid sample analysis for a four-year term. Under the terms of this service agreement, we are required to pay Authentix, Inc. a total of $1.0 million in quarterly installments over the four-year term. Results related to this acquisition have been included in our Production Enhancement business segment since the date of acquisition.

2003 Acquisitions

On April 30, 2003, we acquired substantially all of the assets of GOEX, a privately held perforating charge manufacturer located in Texas, from Ensign-Bickford Company for approximately $10.7 million in cash consideration. The assets acquired consisted of certain machinery, inventory and receivables and exclusive oilfield rights to market and sell detonation cord manufactured by the parent company of GOEX and have been included in the Production Enhancement business segment since the date of the acquisition. The transaction resulted in an increase in goodwill of approximately $4.1 million.

The allocation of the purchase price and a reconciliation of the cash used in 2003 for purchases are as follows (in thousands):
Fair Value of Assets and Liabilities:	GOEX	Other	Total
Accounts receivable	$ 4,596	$ -	$ 4,596
Inventory	1,328	7	1,335
PP&E	192	57	249
Intangible Assets	638	238	876
Goodwill	4,074	388	4,462
Accrued liabilities	(145)	(20)	(165)
Debt	-	(620)	(620)
Net purchase price	$ 10,683	$ 50	$ 10,733

4. INVENTORIES

Inventories consisted of the following at December 31, 2005 and 2004 (in thousands):

	2005	2004

Finished goods	$ 22,896	$ 21,699
Parts and materials	7,381	8,364
Work in progress	1,183	1,181
Total inventories	31,460	31,244
Less - valuation reserves	2,356	1,818
Inventories, net	$ 29,104	$ 29,426

We include freight costs incurred for shipping inventory to our clients in the Cost of Sales caption in the accompanying Consolidated Statements of Operations.

5. PROPERTY, PLANT AND EQUIPMENT

The components of property, plant and equipment were as follows at December 31, 2005 and 2004 (in thousands):
	2005	2004

Land	$ 5,905	$ 6,002
Building and leasehold improvements	56,537	54,511
Machinery and equipment	118,062	109,296
Total property, plant and equipment	180,504	169,809
Less - accumulated depreciation and amortization	99,162	90,187
Property, plant and equipment, net	$ 81,342	$ 79,622

Our property, plant and equipment amounts include assets held under capital lease arrangements which totaled $0.1 million and $0.3 million at December 31, 2005 and 2004, respectively. Amortization of these capital lease amounts was $0.2 million, $0.2 million and $0.2 million for each of the years ended December 31, 2005, 2004 and 2003, respectively, and has been included in depreciation expense on the accompanying Statements of Operations.

6. INTANGIBLES

The components of intangibles as of December 31, 2005 and 2004 are as follows (in thousands):

		2005		2004
	Original life in years	Gross Carrying Value	Accumulated Amortization	Gross Carrying Value	Accumulated Amortization

Acquired trade secrets	3-20	$ 1,514	$ 427	$ 1,562	$ 372
Acquired patents and trademarks	10	2,337	1,508	2,310	1,391
Agreements not to compete	3-7	810	257	810	119
Acquired trade names	30	392	33	392	27
Acquired trade names	Indefinite	3,892	-	3,892	-
Total intangibles		$ 8,945	$ 2,225	$ 8,966	$ 1,909

Our estimated amortization expense related to these intangibles for the next five years is summarized in the following table (in thousands):

December 31, 2006	$ 397
December 31, 2007	$ 353
December 31, 2008	$ 315
December 31, 2009	$ 302
December 31, 2010	$ 302

Certain intangibles, primarily related to trade names, are deemed to have an indefinite life and are not amortized. These intangibles are included in an impairment analysis performed at least annually.

7. GOODWILL

The changes in the carrying amount of goodwill for each business segment for the years ended December 31, 2005, 2004 and 2003 were as follows (in thousands):
	Reservoir Description	Production Enhancement	Reservoir Management	Total
Balance at December 31, 2002	$ 64,562	$ 60,309	$ 2,845	$ 127,716
Goodwill acquired during the year	388	4,074	-	4,462
Balance at December 31, 2003	64,950	64,383	2,845	132,178
Goodwill acquired during the year	-	437	-	437
Balance at December 31, 2004	64,950	64,820	2,845	132,615
Other	-	3	-	3
Balance at December 31, 2005	$ 64,950	$ 64,823	$ 2,845	$ 132,618

We test goodwill for impairment at least annually or more frequently if circumstances indicate a potential impairment. For purposes of this test, we compare the fair value of our reporting units, which are our reportable segments, to their net carrying value as of the balance sheet date, after excluding inter-company transactions and allocating corporate assets to the reportable segments. Fair value is determined by determining the present value of projecting future cash flows discounted at our cost of capital rate. If the carrying value of the reportable segment exceeds the fair value determined, impairment may be indicated. If impairment is indicated, the fair value of the reportable segment would be determined, much like a purchase price allocation under the purchase accounting method prescribed in SFAS No. 141, "Business Combinations." Any remaining goodwill would be deemed impaired and charged to income during the period the impairment was identified. We performed this impairment testing at December 31, 2005. No impairment was indicated, and therefore, no impairment has been recorded in 2005 related to continuing operations. See Note 16, Discontinued Operations.

The increase in goodwill for the years ended December 31, 2005 and 2004 was related to the acquisition of certain assets of Authentix, Inc., as discussed at Note 3, Acquisitions.

8. DEBT AND CAPITAL LEASE OBLIGATIONS

Debt at December 31, 2005 and 2004 is summarized in the following table (in thousands):

	2005	2004

Credit Facility	$ 86,000	$ 35,000
Senior notes	-	75,000
Capital lease obligations	36	234
Other indebtedness	2,612	2,966
Total debt and capital lease obligations	88,648	113,200
Less - short-term debt included in other indebtedness	2,412	2,601
Less - current maturities of long-term debt and capital lease obligations	132	375
Long-term debt and capital lease obligations, net	$ 86,104	$ 110,224

We maintain a revolving credit facility (the "Credit Facility"). In March 2005, we amended this facility extending the maturity date of the facility from June 26, 2006 to March 24, 2010. The amendment also provided for lower borrowing costs and commitment fees and modified certain debt covenant terms, as defined in the amended agreement. In December 2005 we amended this facility increasing the aggregate borrowing commitment under the original credit facility from $75.0 million to $125.0 million, extended the maturity dated from March 24, 2010 to December 20, 2010, and added an option to increase the commitment under the credit facility to $175.0 million, if certain conditions are met.

The Credit Facility bears interest at variable rates from LIBOR plus 0.625% to a maximum of LIBOR plus 1.50%. At December 31, 2005, the weighted average interest rate of amounts outstanding under the Credit Facility was 5.38%. The weighted average interest rate under this facility was 4.40% for the year ended December 31, 2005. The Credit Facility matures in December 2010 and requires interest payments only until maturity. These interest payments are based on the interest period selected. Our available borrowing capacity under the Credit Facility at December 31, 2005 was approximately $31.5 million. Our available capacity is reduced by outstanding letters of credit and performance guarantees and bonds totaling $7.5 million at December 31, 2005 related to certain projects in progress.

In July 1999, we issued $75.0 million in senior notes, $35.0 million Series A and $40.0 million Series B ("Senior Notes"), that bear an average fixed rate of 8.16% and require annual principal payments of $7.0 million for Series A that began on July 22, 2005, continuing annually through July 2009, and $8.0 million for Series B beginning on July 22, 2007 and continuing annually through July 2011, in addition to semi-annual interest payments. On December 29, 2005, we repurchased all of our outstanding Senior Notes. The Senior Notes were redeemed, in accordance with the Note and Guarantee Agreement dated July 22, 1999, for face value plus accrued and unpaid interest and a make-whole premium as prescribed in the Senior Note agreement. Such redemption was completed on December 29, 2005 and was funded utilizing a combination of excess cash and borrowings under the Credit Facility. The total cash paid in connection with the repurchase was $76.4 million of which $68.0 million related to the principal amount of the Senior Notes, $2.4 million related to the accrued interest and $6.0 million for a make-whole premium which is included in "Debt Prepayment Charge" in the accompanying Consolidated Statements of Operations.

The terms of the Credit Facility require us to meet certain financial covenants, including, but not limited to, certain operational and minimum equity and cash flow ratios. All of our material wholly owned subsidiaries are guarantors or co-borrowers under the Credit Facility.

We have unsecured letters of credit, performance guarantees and bonds totaling $1.5 million at December 31, 2005.

Other indebtedness includes approximately $2.4 million of debt incurred relating to the financing of our corporate insurance.

Scheduled maturities of long-term debt and capital lease obligations are as follows (in thousands):
2006	$ 2,544
2007	104
2008	-
2009	-
2010	86,000
Thereafter	-
Total long-term debt and capital lease obligations	$ 88,648

9. INCOME TAXES

The components of income before income tax expense for 2005, 2004 and 2003 are as follows (in thousands):
	2005	2004	2003

United States	$ 9,802	$ 5,258	$ (661)
Other countries	36,840	32,981	28,910
Operating income before income tax expense	$ 46,642	$ 38,239	$ 28,249

The components of income tax expense for 2005, 2004 and 2003 are as follows (in thousands):
	2005	2004	2003
Current:
United States	$ (100)	$ (183)	$ 561
Other countries	12,717	11,248	7,214
State and provincial	2,227	1,891	542
Total current	14,844	12,956	8,317
Deferred:
United States	4,486	204	324
Other countries	(4,259)	(2,998)	(1,487)
State and provincial	(146)	55	303
Total deferred	81	(2,739)	(860)
Income tax expense from continuing operations	$ 14,925	$ 10,217	$ 7,457

The difference between income tax expense computed using The Netherlands statutory income tax rate of 31.5% in 2005 and 34.5% in 2004 and 2003 and our income tax expense as reported in the accompanying Consolidated Statements of Operations for 2005, 2004 and 2003 are as follows (in thousands):
	2005	2004	2003

Tax at The Netherlands income tax rate	$ 14,692	$ 13,193	$ 9,746
International earnings taxed at rates lower than The Netherlands statutory rate	(5,598)	(7,056)	(6,145)
Extraterritorial income exclusion benefit	(193)	(197)	-
Non-deductible expenses	2,787	2,562	3,246
Change in valuation allowance	1,156	(231)	(235)
State and provincial taxes	2,081	1,946	845
Income tax expense from continuing operations	$ 14,925	$ 10,217	$ 7,457

Deferred tax assets and liabilities result from various temporary differences between the financial statement carrying amount and their tax basis. Deferred tax assets and liabilities as of December 31, 2005 and 2004 are summarized as follows (in thousands):
	2005	2004
Deferred tax assets:
Net operating loss carry-forwards	$ 22,578	$ 21,317
Tax credit carry-forwards	5,988	5,988
Accounts receivable	436	424
Other	1,896	1,875
Total deferred tax assets	30,898	29,604
Valuation allowance	(13,806)	(14,220)
Net deferred tax asset	17,092	15,384
Deferred tax liabilities:
Intangibles	(1,440)	(1,334)
Property, plant and equipment	(1,733)	(2,485)
Other	(2,031)	(3,491)
Total deferred tax liabilities	(5,204)	(7,310)
Net deferred income taxes	$ 11,888	$ 8,074

Current deferred tax assets	$ 436	$ 424
Long-term deferred tax assets	11,452	7,650
Total deferred tax assets	$ 11,888	$ 8,074

At December 31, 2005, we had net operating loss carry-forwards for income tax purposes in various tax jurisdictions of approximately $60.2 million. Of those carry-forwards that are subject to expiration, they will expire, if unused, over the years 2006 through 2025. During 2005, $3.7 million of the operating loss carry-forwards which carried a full valuation allowance, expired. We anticipate that taxable income in future years will allow us to fully utilize the carry-forwards that have not had a valuation allowance provided against them. We provide a valuation allowance due to the likelihood of not utilizing the net operating loss carry-forwards in certain tax jurisdictions. The change in valuation allowance from 2004 to 2005 is attributable to an increase in current year losses in those tax jurisdictions of $1.1 million and a decrease of $1.5 million related to the losses that expired. Other deferred tax asset and liabilities are provided for revenues and expenses that may be recognized by the various tax jurisdictions in periods that differ from when recognized for financial reporting purposes. The 2005 and 2004 accounts receivable deferred tax asset balance is classified as other current assets in the accompanying Consolidated Balance Sheets. During 2005, the deferred tax asset was increased by $3.9 million, with an offset to additional paid-in capital, relating to the tax benefit received on the exercise and sale of certain employee stock options.

10. PENSION AND OTHER POSTRETIREMENT BENEFIT PLANS

Defined Benefit Plan

We provide a noncontributory defined benefit pension plan covering substantially all of our Dutch employees ("Dutch Plan") based on years of service and final pay or career average pay, depending on when the employee began participating. Employees are immediately vested in the benefits earned. The Company funded the future obligations of the Dutch Plan by purchasing investment contracts from a large multi-national insurance company. We make annual premium payments, based upon each employee's age and current salary, to the insurance company.

The following table summarizes the change in the projected benefit obligation and the fair value of plan assets for the year ended December 31, 2005 and 2004 (in thousands):
	2005	2004
Projected Benefit Obligation:
Projected benefit obligation at beginning of year	$ 19,456	$ 16,893
Service cost	684	603
Interest cost	803	734
Benefits paid	(444)	(259)
Actuarial loss, net	3,283	117
Unrealized (gain) loss on foreign exchange	(2,597)	1,368
Projected benefit obligation at end of year	$ 21,185	$ 19,456

Fair Value of Plan Assets:
Fair value of plan assets at beginning of year	$ 20,195	$ 16,893
Actual gain on plan assets	660	580
Employer contributions	1,506	1,539
Benefits paid	(444)	(259)
Unrealized (loss) gain on foreign exchange	(2,734)	1,442
Fair value of plan assets at end of year	$ 19,183	$ 20,195

Pension Asset Recognized:
Funded status of the plan - (under) over funded	$ (2,002)	$ 739
Unrecognized net actuarial loss	3,930	463
Long-term pension asset	$ 1,928	$ 1,202

Accumulated Benefit Obligation	$ 18,010	$ 17,189

The following actuarial assumptions were used to determine the actuarial present value of our projected benefit obligation at December 31, 2005 and 2004:
	2005	2004
Weighted average assumed discount rate	4.00%	4.50%
Weighted average rate of compensation increase	3.00%	3.00%

The discount rate used to determine our projected benefit obligation at December 31, 2005 was decreased from 4.50% to 4.00%. The decrease in the discount rate was consistent with a general decline in long-term interest rates in The Netherlands during 2005. This change in discount rates resulted in an unrecognized actuarial loss as of December 31, 2005 and 2004.

The components of net periodic pension cost under this plan for the years ended December 31, 2005 and 2004 included:

	2005	2004
Service cost	$ 684	$ 603
Interest cost	803	734
Expected return on plan assets	(909)	(814)
Unrecognized pension asset	(82)	(81)
Net periodic pension cost	$ 496	$ 442

This net periodic pension cost was calculated using the following assumptions:
	2005	2004
Weighted average assumed discount rate	4.50%	4.75%
Expected long-term rate of return on plan assets	4.50%	4.75%
Weighted average rate of compensation increase	3.00%	3.00%

Plan assets at December 31, 2005 and 2004 consisted of insurance contracts with returns comparable with governmental debt securities. Our expected long-term rate of return assumptions are based on the expected returns on these contracts. Dutch law dictates the minimum requirements for pension funding. Our goal is to meet these minimum funding requirements, while our insurance carrier invests to minimize risks associated with future benefit payments.

Our 2006 minimum funding requirements are expected to be approximately $1.5 million. Our estimate of future annual contributions is based on current funding requirements, and we believe these contributions will be sufficient to fund the plan. Expected benefit payments under this plan for the next five years are as follows (in thousands):
Year Ended December 31,	Amount
2006	$ 306
2007	$ 362
2008	$ 404
2009	$ 447
2010	$ 484
Succeeding five years	$ 4,244

Defined Contribution Plans

We maintain four defined contribution plans (the "Plans") for the benefit of eligible employees in the United States, Canada and the United Kingdom. In accordance with the terms of each plan, we match the required portion of employee contributions up to specified limits and under certain plans, we may make discretionary contributions annually in accordance with the Plans. For the years ended December 31, 2005, 2004 and 2003, we expensed approximately $2.5 million, $2.4 million and $1.8 million respectively, for our matching and discretionary contributions to the Plans.

Deferred Compensation Arrangements

We have entered into deferred compensation contracts for certain key officers and an outside director. The benefits under these contracts are fully vested and benefits are paid when the participants attain 65 years of age. The charge to expense for officer deferred compensation in 2005, 2004 and 2003 was approximately $0.6 million, $0.5 million and $1.4 million, respectively. Life insurance policies with cash surrender values have been purchased for the purpose of funding the deferred compensation contracts.

We have adopted a non-qualified deferred compensation plan that allows certain highly compensated employees to defer a portion of their salary, commission and bonus, as well as the amount of any reductions in their deferrals under the 401(k) Plan, due to certain limitations imposed by the Internal Revenue Code of 1986, as amended. The plan also provides for employer contributions to be made on behalf of participants equal in amount to certain forfeitures of, and/or reductions in, employer contributions that participants could have received under the 401(k) Plan in the absence of certain limitations imposed by the Internal Revenue Code. Employer contributions to the deferred compensation plan were $0.1 million, $0.1 million and $0.1 million of the years ended December 31, 2005, 2004 and 2003, respectively. These employer contributions vest ratably over a period of five years.

Vesting in all employer contributions is accelerated upon the death of the participant or a change in control. Employer contributions under the plans are forfeited upon a participant's termination of employment to the extent they are not vested at that time.

11. COMMITMENTS AND CONTINGENCIES

From time to time, we may be subject to legal proceedings and claims that arise in the ordinary course of business.

In May 2005, the United States District Court for the Southern District of Texas dismissed with prejudice the class action lawsuit that had been filed in April 2003 against us and certain of our officers in the United States District Court for the Southern District of New York, alleging, among other things, that the defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 by making false and misleading statements about the Company's financial results for 2001 and 2002  In connection with the dismissal, no monies were paid to the plaintiff, but the parties agreed to be responsible for their own costs and legal fees.

During the second quarter of 2005, we received a request from the SEC to provide a sworn statement and certain information regarding our participation in the United Nations Oil-for-Food Program. The SEC has issued a formal order of investigation that names more than a dozen companies involved in the Oil-for-Food Program, including Core Laboratories. We have informed the SEC that we do have a subsidiary that had contracts with the United Nations to monitor the quantity of oil sold by the Government of Iraq under the Oil-for-Food Program, but neither we nor our subsidiaries purchased oil under the Oil-for-Food Program or sold any goods destined for Iraq under the Oil-for-Food Program.

We do not maintain any off-balance sheet debt or other similar financing arrangements nor have we formed any special purpose entities for the purpose of maintaining off-balance sheet debt.

Scheduled minimum rental commitments under non-cancelable operating leases at December 31, 2005, consist of the following (in thousands):
2006	$ 5,562
2007	4,100
2008	3,208
2009	2,593
2010	2,015
Thereafter	10,941
Total commitments	$ 28,419

Operating lease commitments relate primarily to rental of equipment and office space. Rental expense for operating leases, including amounts for short-term leases with nominal future rental commitments, was approximately $7.6 million, $7.8 million and $7.6 million for the years ended December 31, 2005, 2004 and 2003, respectively.

12. CAPITAL STOCK

Treasury Shares

On October 10, 2002, we activated a share repurchase program approved by shareholders at our annual meeting in May 2002. The program has continued to be extended at our annual meeting authorizing the purchase of up to 10% of our outstanding shares and is extended through October 15, 2006. The cancellation of shares has also been approved by shareholders at prior shareholder meetings. The repurchase of shares in the open market is at the discretion of management. From the activation of the share repurchase program through December 31, 2005, we have repurchased 9,394,465 shares for an aggregate purchase price of approximately $159.7 million, or an average price of $17.00 per share and have cancelled 8,371,450 shares at a cost of $129.2 million. We are incorporated in The Netherlands and under the Dutch Commercial Code, a corporation can hold a maximum of 10% of their outstanding shares in treasury. At December 31, 2005, we had the authority to repurchase 1,594,420 additional shares under our stock repurchase program. Subsequent to year end through February 22, 2006, we have repurchased approximately 148,515 shares at a total cost of approximately $6.6 million, of which 42,015 shares at a total cost of approximately $1.8 million related to the issuance of shares related to Tranche 2 of the Performance Share Award Program.

13. STOCK-BASED COMPENSATION

We have granted stock options and restricted stock awards under two stock option plans: the 1995 Long-term Incentive Plan (the "Plan") and the 1995 Non-employee Director Stock Option Plan (the "Non-employee Director Plan").

1995 Long-term Incentive Plan

The Plan, as amended, provided for a maximum of 5,400,000 common shares to be granted to eligible employees. Awards under this plan are provided to encourage stock ownership by corporate and divisional management, as we believe that widespread common share ownership by key employees is an important means of encouraging superior performance and retaining employees. Stock options which have been granted under this plan have historically been granted at market value on the date of grant, are exercisable for a period of 10 years and vest in equal installments over four years. Common share options were, and restricted stock award grants are, considered annually based on competitive multiples of base salary. Senior executives typically have a higher multiple and, as such, have a greater portion of their total compensation linked to our long-term success. In determining the appropriate grant multiples, we target the market median among publicly held oilfield service companies of similar size. At December 31, 2005, approximately 100,000 shares were available for future issuance under the Plan.

In addition to stock options, the Plan also provides for the following three compensation programs: (1) the Executive Restricted Share Matching Program ("ESMP"), (2) the Performance Share Award Program ("PSAP") and (3) the Restricted Share Award Program ("RSAP").

Executive Restricted Share Matching Program:

The ESMP was implemented in June 2002 to encourage personal investment in our common stock by our executive officers. Under the program, we matched on a one-for-one basis each share that an executive purchased on the open market or held in his deferred compensation, 401(k) or other retirement account as of June 1, 2002, up to a maximum of 50,000 shares per participant. The ESMP is a variable stock award plan under which we have recorded compensation expense totaling $(0.1) million, $2.2 million and $0.8 million for the years ended December 31, 2005, 2004 and 2003, respectively.

In accordance with the program, the 132,853 shares previously issued to the participants became vested on June 1, 2005 and we recorded common stock and additional paid-in-capital totaling $3.4 million. In addition, on June 1, 2005, 48,425 shares of common stock were surrendered by the participants in order to settle any personal tax liabilities which may result from the award. These shares were valued at $1.2 million, or $25.54 per share, and were surrendered by the participants, and have been included as treasury shares at cost. Pursuant to the ESMP, on June 1, 2005, we issued an additional 76,200 restricted shares (the "Restricted Gross-Up Shares") in the aggregate to the participants to reimburse them for tax liabilities resulting from the vesting of the original grant of 132,853 restricted shares under the ESMP and their eventual vesting in the Restricted Gross-Up Shares. In order to vest in the Restricted Gross-Up Shares, a participant generally must remain in our employment until June 1, 2007, and maintain continuous ownership until such date of (a) the equivalent number of shares the participant initially purchased in order to receive the original restricted matching share award plus (b) a number of the shares received in the restricted matching share award (which number of shares is generally equal to all of the shares included in the restricted matching share award less a percentage of such shares surrendered by the participant to pay applicable taxes upon their vesting). A participant may become vested in some or all of the Restricted Gross-Up Shares prior to June 1, 2007, in the event of a change in control or the termination of the participant's employment by reason of death, disability, an involuntary termination without cause, or after attainting the age of 60 and completing 10 years of employment with us. We account for the Restricted Gross-Up Shares as a variable award and have recorded compensation expense of $0.8 million related to these restricted shares as of December 31, 2005.

For diluted weighted average shares outstanding at December 31, 2005, we calculated 44,459 contingently issuable shares under the Restricted Gross-Up Shares, assuming the shares were fully vested as of the date of issuance.

Performance Share Award Program:

Under the Performance Share Award Program, certain executives were awarded rights to receive a pre-determined number of common shares if certain performance targets are met, as defined in the applicable agreements for the respective three-year performance period. Rights relating to an aggregate of 125,000 shares ("Tranche 1"), 125,000 shares ("Tranche 2"), 120,000 shares ("Tranche 3") and 120,000 shares ("Tranche 4") were issued with respect to the performance periods ending on December 31, 2004, 2005, 2006 and 2007, respectively. Unless there is a change in control as defined in the PSAP, none of these awards will vest if the specified performance targets are not met as of the last day of the respective performance periods.

To meet the performance targets under Tranche 1 and Tranche 2, our common stock must perform as well as or better than the 50th percentile of the return earned by the common stock of the companies comprising the Philadelphia Oil Services Sector Index ("OSX") for the applicable performance period. If our common shares perform as well as or better than the 50th percentile but below the 75th percentile of the companies comprising the OSX, then the number of rights eligible to vest would be interpolated between 20% and 100% of the shares granted. If our common shares perform as well as or better than the 75th percentile of the companies comprising the OSX, then 100% of the rights would be eligible to vest.

The performance targets for Tranche 3 are similar to those for Tranches 1 and 2 for rights relating to 60,000 shares. Rights related to an additional 60,000 shares granted under Tranche 3 will be eligible to vest if our calculated return on equity ("ROE), as defined in the PSAP, equals or exceeds a pre-determined target return on equity of 18%. Pursuant to the agreement, return on equity is calculated by dividing earnings before interest and income tax from continuing operations for the performance period by ending shareholders' equity for the performance period. Unless there is a change in control, none of these 60,000 shares will be issued if our return on equity does not equal or exceed 12% for the three-year performance period ending December 31, 2006. If our return on equity for the performance period equals 12%, then 20% of the shares will be issued, and if our return on equity equals or exceeds 18%, then 100% of the shares will be issued. If our return on equity for the performance period is greater than 12% but less than 18%, then the number of shares to be issued would be interpolated based on the terms of the agreement. If a change in control occurs prior to the last day of the performance period and while the executive officer is employed by us, then all of the executive officer's performance shares will vest as of the date of the change in control.

The performance target for Tranche 4, for which the performance period began on January 1, 2005 and ends on December 31, 2007, is based on a calculated ROE similar to the terms for Tranche 3 discussed above, except that the pre-determined target ROE is 24%. Unless there is a change in control, none of these 120,000 shares will be issued if the ROE for Core Laboratories is less than 20% for the three-year performance period. If our ROE for the performance period equals 20%, then 50% of the shares will be issued, and if our ROE for the performance period equals or exceeds 24%, then 100% of the shares will be issued. If our ROE for the performance period is greater than 20% but less than 24%, then the number of shares to be issued would be interpolated based on the terms of the agreement.

In February 2005, the Options Subcommittee of our Board of Supervisory Directors determined that the performance target criteria had been met related to an aggregate of 125,000 shares under Tranche 1. We issued these 125,000 common shares on February 28, 2005, and recorded common stock and additional paid in capital totaling $3.3 million, of which $2.9 million was recognized as compensation expense in 2004 and $0.4 million was recognized in 2005 related to the change in the fair value of the shares between December 31, 2004 and the date of issuance. Simultaneously, we repurchased 48,000 of these common shares from the participants at the closing market price on that day to settle personal tax liabilities which may result from the issuance of these shares, as permitted by the agreement. We recorded these repurchased shares as treasury stock with an aggregate cost of $1.3 million, at $26.89 per share.

In January 2006, the Options Subcommittee of our Board of Supervisory Directors determined that the performance target criteria had been met relating to an aggregate of 125,000 shares under Tranche 2. We issued these 125,000 common shares on January 17, 2006, and recorded common stock and additional paid in capital totaling $5.4 million, of which $4.7 million was recognized as compensation expense in 2005 and $0.7 million was recognized in 2006 relating to the change in the fair value of the shares between December 31, 2005 and the date of issuance. Simultaneously, we repurchased 42,015 of these common shares from the participants at the closing market price on that day to settle personal tax liabilities which may result from the issuance of these shares, as permitted by the agreement. We recorded these repurchased shares as treasury stock with an aggregate cost of $1.8 million, at $42.98 per share.

We included $3.0 million and $1.5 million of compensation expense in our results of operations based on our December 31, 2005 stock price for the year ended December 31, 2005 related to Tranche 3 and Tranche 4 of the PSAP, respectively, as management believes it is probable that the performance requirements related to these shares will be met.

For diluted weighted average shares outstanding at December 31, 2005, we calculated 259,561 contingently issuable shares under the PSAP based on our common stock's performance relative to the OSX and our ROE, assuming the shares were fully vested as of that date. These contingently issuable shares include 125,000 shares related to Tranche 2, for which the performance period has ended as of December 31, 2005, but shares were not yet issued. According to the terms of the PSAP, these shares are not considered vested until the Options Subcommittee of our Board of Supervisory Directors verifies in writing that the performance targets were met. Therefore, these shares are not considered issued for purposes of calculating basic earnings per share at December 31, 2005.

Restricted Share Award Program:

In 2004, the Options Subcommittee of our Board of Supervisory Directors approved the Restricted Share Award Program (the "RSAP") to continue to attract and retain the best employees, and to better align employee interests with those of our shareholders. Under this arrangement, in 2004, we granted to key employees contingent rights to receive an aggregate of 130,500 shares of our common stock. This arrangement was a fixed award which required us to recognize compensation expense over a seven-year vesting period that began on January 1, 2004. The award contained a performance accelerator, whereby, if our average closing stock price was equal to or above $25 per share over a period of 20 consecutive trading days which ended within the measurement period, which began on the 21st trading day after September 1, 2005 and was to end on September 1, 2007, then all of the shares would vest and we would record stock-based compensation expense equal to the unamortized balance of this fixed award. Because our average closing stock price attained the $25 per share level and triggered the acceleration event within the measurement period, all 127,900 shares that were outstanding on that date vested causing us to recognize compensation expense totaling $2.5 million under this arrangement for the year ended December 31, 2005.

In 2005, the Options Subcommittee of our Board of Supervisory Directors approved awards of 142,600 restricted shares of our common stock under the RSAP at a grant date fair value of $26.80, of which 139,400 were outstanding at December 31, 2005. Similar to the grant discussed previously, this arrangement is a fixed award which will require us to recognize compensation expense totaling $3.8 million over a seven-year vesting period that began on January 1, 2005. This award also contains two performance accelerators either of which, if satisfied, or if certain other events occur as specified in the related agreements, may require earlier recognition of this expense. The first performance accelerator requires that our average closing stock price attain a level equal to or above $28 per share over a period of 20 consecutive trading days ending within the period beginning on the 21st trading day after April 1, 2006 and ending on April 1, 2008. The second performance accelerator requires the average closing stock price to attain a level equal to or above $32 per share over a period of 20 consecutive trading days ending within the period beginning on the last trading day after April 1, 2008 and ending April 1, 2010. We have recorded compensation expense totaling $2.8 million under this arrangement for the year ended December 31, 2005 as management believes it is probable that the first performance accelerator related to these shares will be met.

1995 Non-employee Director Stock Option Plan

The 1995 Non-employee Director Stock Option Plan provides common shares for grant to our eligible Supervisory Directors. The maximum number of shares initially available for award under this plan was limited to 100,000 common shares. The plan was amended and restated effective May 1997 and May 2000 to authorize an additional 600,000 common shares for grant. Under this plan, each non-employee director is generally granted an option to acquire 1,000 common shares on the date such individual first becomes an eligible director. In addition, an option to acquire 10,000 common shares will be granted to each non-employee Supervisory Director (20,000 common shares if such non-employee Supervisory Director is the Chairman) each year generally on the first date in the calendar year set by the Supervisory Board for the issuance of stock options to more than 10 employees under our 1995 Long-Term Incentive Plan, as amended. Only non-employee Supervisory Directors are eligible for these options grants, under which options are exercisable for a period of up to 10 years and vest on the first anniversary of the date of grant. Options under this plan are granted at market value on the date of grant.

As of December 31, 2005, approximately 168,000 shares were available for issuance under the 1995 Non-employee Director Stock Option Plan.

The following table presents the change in outstanding stock options issued under the 1995 Long-term Incentive Plan and the 1995 Non-employee Director Stock Option Plan for the years ended December 31, 2005, 2004 and 2003.
	Shares	Range of Exercise Prices	Weighted Average Exercise Price
Balance as of December 31, 2002	3,853,925	$ 0.01 - 61.19	$ 13.67
Options granted	646,000	8.84 - 11.15	8.85
Options exercised	(154,560)	0.96 - 14.00	9.93
Options canceled	(255,449)	9.50 - 19.38	15.26
Balance as of December 31, 2003	4,089,916	0.01 - 61.19	12.97
Options granted	71,000	23.00	23.00
Options exercised	(697,326)	0.01 - 22.56	12.22
Options canceled	(110,426)	7.09 - 61.19	13.92
Balance as of December 31, 2004	3,353,164	0.01 - 61.19	12.94
Options granted	71,000	25.00	25.00
Options exercised	(655,255)	1.50 - 19.52	12.83
Options canceled	(5,750)	8.84 - 23.00	15.63
Balance as of December 31, 2005	2,763,159	$ 0.01 - 61.19	$ 13.41

The following table summarizes stock options outstanding and exercisable as of December 31, 2005 by exercise price range:
	Options Outstanding			Options Exercisable
	Shares	Weighted Average Remaining Life	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Range of Exercise Prices:
$0.01	41,465	3.3	$ 0.01	41,465	$ 0.01
$7.09 to $12.13	1,306,755	5.3	9.36	1,306,755	9.36
$13.06 to $17.57	724,038	4.5	15.01	724,038	15.01
$18.38 to $23.00	606,624	4.0	19.53	606,624	19.53
$25.00 to $26.00	84,000	8.6	25.10	84,000	25.10
$61.19	277	1.9	61.19	277	61.19
	2,763,159	4.9	$ 13.41	2,763,159	$ 13.41

In November 2005, the Options Subcommittee of our Board of Supervisory Directors approved, effective December 31, 2005, a modification of all unvested options, whereby, all unvested options then outstanding became fully vested. Prior to the modification, there were 322,072 stock options that were unvested, which represented less than 12% of the total stock options that were outstanding. The options were vested in anticipation of the adoption of SFAS No. 123R as the Option Subcommittee determined that the administrative costs of applying the provisions of SFAS No. 123R to the few remaining unvested options far exceeded the benefit of allowing these options to vest as originally scheduled under the plans. As a result of the modification, we determined that the increase in the intrinsic value of the unvested options over the original grant price was approximately $7.9 million. We have recorded, at December 31, 2005, an amount approximating $0.1 million, which represents management's estimate of those employees that would receive a benefit by leaving the Company with fully vested options prior to the original vesting date of the option grant. Should the actual rate of employees leaving the Company with such a benefit differ from management's initial estimate at December 31, 2005, an adjustment to expense will be recorded as the difference between the actual benefit rate and the initial benefit estimate.

14. OTHER EXPENSE (INCOME)

The components of other expense (income), net, are as follows (in thousands):
	Year Ended
	2005	2004	2003

Minority interest	$ (57)	$ 1	$ 482
(Gain) loss on sale of assets	(293)	550	357
Equity in (income) loss of affiliates	(36)	265	(52)
Foreign exchange loss (gain)	1,619	(788)	(410)
Interest income	(402)	(189)	(186)
Gain on involuntary sale of asset	(875)	-	-
Gain on insurance recovery	(334)	-	-
Other	569	(600)	(1,542)
Total other expense (income), net	$ 191	$ (761)	$ (1,351)

In 2003, the British government notified us that it would exercise its right of eminent domain thereby involuntarily acquiring the property of one of our operating facilities. Prior to December 31, 2003, we received an initial payment from the British government for $0.6 million as compensation for this property. In the second quarter of 2005, we negotiated and received an additional settlement which resulted in a $0.9 million gain.

During the first quarter of 2005, a building at our manufacturing plant in Godley, Texas, was damaged by fire, resulting in the loss of the building, some inventory, as well as other business equipment and supplies. In June 2005, we filed claims with our insurance carrier for reimbursement of these costs resulting in a net gain of $0.3 million. We filed a claim for business interruption costs associated with this fire during the third quarter and expect to settle these claims during 2006. No impact from the claim for the business interruption has been recorded in the results of operations as of December 31, 2005.

Foreign Currency Risk

We operate in a number of international areas which exposes us to foreign currency exchange rate risk. We do not currently hold or issue forward exchange contracts or other derivative instruments for hedging or speculative purposes. (A foreign exchange contract is an agreement to exchange different currencies at a given date and at a specified rate.) Foreign exchange gains and losses are the result of fluctuations in the U.S. Dollar against foreign currencies and are included in other expense (income) in the statements of operations. We recognized foreign exchange losses in countries where the USD weakened against the local currency and we had net monetary liabilities denominated in the local currency; as well as countries where the USD strengthened against the local currency and we had net monetary assets denominated in the local currency. We recognized foreign exchange gains in countries where the USD strengthened against the local currency and we had net monetary liabilities denominated in the local currency and in countries where the USD weakened against the local currency and we had net monetary assets denominated in the local currency. Foreign exchange gains and losses are summarized in the following table (in thousands):

	Year Ended
Losses (gains) by currency	2005	2004	2003

British Pound	$ 269	$ (88)	$ 57
Canadian Dollar	(147)	(457)	(1,065)
Euro	279	96	161
Russian Ruble	236	(370)	(187)
Venezuelan Bolivar	399	580	148
Other currencies	583	(549)	476
Total losses (gains)	$ 1,619	$ (788)	$ (410)

In February 2003, the Venezuelan government imposed an exchange rate of 1,596 Bolivar ("VEB") per USD. In February 2004, the government devalued the VEB by 20% to 1,915 VEB per USD. Effective March 2, 2005, the Venezuelan government devalued the VEB by an additional 12% to 2,147 VEB per USD. At December 31, 2005, our net monetary assets denominated in VEB in Venezuela were $2.1 million.

15. SEGMENT REPORTING

We operate our business in three reportable segments: (1) Reservoir Description, (2) Production Enhancement and (3) Reservoir Management. These business segments provide different services and utilize different technologies.

-

Reservoir Description: Encompasses the characterization of petroleum reservoir rock, fluid and gas samples. We provide analytical and field services to characterize properties of crude oil and petroleum products to the oil and gas industry.

-

Production Enhancement: Includes products and services relating to reservoir well completions, perforations, stimulations and production. We provide integrated services to evaluate the effectiveness of well completions and to develop solutions aimed at increasing the effectiveness of enhanced oil recovery projects.

-

Reservoir Management: Combines and integrates information from reservoir description and production enhancement services to increase production and improve recovery of oil and gas from our clients' reservoirs.

Results for these business segments are presented below. We use the same accounting policies to prepare our business segment results as are used to prepare our Consolidated Financial Statements. We evaluate performance based on income or loss from continuing operations before income tax, interest and other non-operating income (expense). Summarized financial information concerning our segments is shown in the following table (in thousands):
	Reservoir Description	Production Enhancement	Reservoir Management	Corporate & Other [1]	Consolidated
DECEMBER 31, 2005
Revenues from unaffiliated customers	$ 280,979	$ 175,894	$ 26,594	$ -	$ 483,467
Inter-segment revenues	1,946	308	95	(2,349)	-
Segment income (loss)	37,341	30,413	4,035	(10,858)	60,931
Total assets	202,447	151,015	13,145	27,994	394,601
Capital expenditures	9,649	7,559	472	1,415	19,095
Depreciation and amortization	9,606	4,195	474	2,101	16,376

DECEMBER 31, 2004
Revenues from unaffiliated customers	$ 258,864	$ 147,119	$ 21,444	$ -	$ 427,427
Inter-segment revenues	1,161	778	180	(2,119)	-
Segment income (loss)	27,877	19,472	2,588	(3,423)	46,514
Total assets	201,960	150,386	12,918	23,533	388,797
Capital expenditures	8,010	2,210	135	533	10,888
Depreciation and amortization	9,036	3,769	497	3,840	17,142

DECEMBER 31, 2003
Revenues from unaffiliated customers	$ 239,646	$ 117,153	$ 16,368	$ -	$ 373,167
Inter-segment revenues	655	419	594	(1,668)	-
Segment income	22,400	11,122	1,791	605	35,918
Total assets	200,047	147,871	13,020	65,793	426,731
Capital expenditures	8,668	6,342	12	3,355	18,377
Depreciation and amortization	11,451	4,453	802	3,366	20,072

1) "Corporate and other" represents those items that are not directly related to a particular segment, eliminations and the assets and liabilities of discontinued operations.

We are a Netherlands company and we derive our revenues from services and product sales to customers primarily in the oil and gas industry. No single client accounted for 10% or more of consolidated revenues in any of the periods presented. The following is a summary of our U.S. and non-U.S. operations for 2005, 2004 and 2003 (in thousands):
GEOGRAPHIC INFORMATION	United States	Canada	Other Countries	Consolidated
DECEMBER 31, 2005
Revenues	$ 214,843	$ 64,607	$ 204,017	$ 483,467
Operating income	30,693	15,624	14,614	60,931
Total assets	168,470	38,921	187,210	394,601

DECEMBER 31, 2004
Revenues	$ 177,918	$ 56,553	$ 192,956	$ 427,427
Operating income	25,082	10,299	11,133	46,514
Total assets	159,890	36,527	192,380	388,797

DECEMBER 31, 2003
Revenues	$ 151,042	$ 42,311	$ 179,814	$ 373,167
Operating income	15,369	3,897	16,652	35,918
Total assets	179,249	35,348	212,134	426,731

U.S. revenues derived from exports were approximately $35.5 million, $30.6 million and $22.4 million in 2005, 2004 and 2003, respectively. Operating income and total assets associated with our corporate operations have been included in the results for the United States.

16. DISCONTINUED OPERATIONS

In March 2004, the Board of Supervisory Directors approved a plan to exit the specialized geophysical and seismic-related business that was included in our Reservoir Management segment.

On April 22, 2004, we sold our specialized geophysical and seismic-related assets and business to Paradigm Geotechnology ("Paradigm"), a privately held company, for approximately $18.2 million in cash proceeds in addition to certain assumed liabilities. The amount of consideration paid was determined in arms-length negotiations between the parties. The transaction includes certain assets and liabilities in Calgary and Houston and two entities in Mexico. In late 2004, we paid $1.5 million to Paradigm related to the working capital adjustment provision of the sales agreement. Furthermore, in connection with the sales agreement, we paid employee costs of approximately $0.1 million in 2005 and $1.0 million in 2004. Proceeds from the sale of this business were used to pay down debt and continue our stock repurchase program. As part of the sales agreement an indemnification provision provided for valuation losses incurred by Paradigm for a period of five years after the sales date. During December 2005, we finalized the terms under the contract for sale of the business through a negotiated payment of $0.5 million, net of taxes.

The results of operations of the specialized geophysical and seismic-related business sold or disposed of are reported as Discontinued Operations on the Consolidated Statements of Operations and the assets and liabilities associated with these discontinued operations are classified as Assets and Liabilities Held for Sale.

Based on the sales price and estimates of fair value, we adjusted the related assets to their estimated fair value in 2004. As a result, we recognized losses at that time for the impairment of goodwill, intangible assets and long-lived assets. In addition, we recorded a charge to increase the allowance for doubtful accounts. These charges have been included in the loss from discontinued operations. The 2004 pre-tax charges are summarized below (in thousands):
Impairment of goodwill to fair value	$ 4,887
Impairment of intangibles to fair value	3,092
Impairment of long-lived assets to fair value	3,266
Provision for doubtful accounts	1,200
Total	$ 12,445

Historical results for discontinued operations have been adjusted to eliminate corporate allocations and inter-company transactions. These results of operations, as adjusted, are presented in the following table for the years ended December 31, 2005, 2004 and 2003 (in thousands):
Year Ended December 31,
	2005	2004	2003
Revenue	$ -	$ 3,639	$ 32,470
Pretax loss	$ 791	$ 15,843	$ 2,630
Loss after tax benefit	$ 506	$ 15,732	$ 2,092

The summarized balance sheet lines of the specialized geophysical and seismic-related business as of December 31, 2005 and December 31, 2004 have been reclassified as shown below (in thousands):
	2005	2004
Accounts payable	$ 800	$ 59
Other accrued expenses	-	238
Current liabilities of discontinued operations	$ 800	$ 297

17. RECENT ACCOUNTING PRONOUNCEMENTS

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a Replacement of APB Opinion No. 20 and FASB Statement No. 3." This statement requires retrospective application of changes in accounting principle to prior periods' financial statements, rather than the use of the cumulative effect of a change in accounting principle, unless impracticable. If impracticable to determine the impact on prior periods, then the new accounting principle should be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable, with a corresponding adjustment to equity, unless impracticable for all periods presented, in which case prospective treatment should be applied. This statement applies to all voluntary changes in accounting principle, as well as those required by the issuance of new accounting pronouncements if no specific transition guidance is provided. This statement does not change the previously-issued guidance for reporting a change in accounting estimate or correction of an error. SFAS No. 154 becomes effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not expect this pronouncement to have a material impact on our financial position and results of operations.

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment," which revises SFAS No. 123 and supersedes ABP Opinion No. 25. This statement will require us to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, with limited exceptions. We have adopted this new standard effective January 1, 2006 using the modified-prospective transition method. As of December 31, 2005, all outstanding stock options have been fully vested. Upon adoption, this statement had minimal impact on our financial position and results of operations. Results from prior periods have not been restated.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs." This pronouncement amends previous guidance to clarify the accounting for abnormal amounts of idle facility expense, freight, shipping and handling costs and spoilage, and generally requires that those items be recognized as current period charges. In addition, this pronouncement requires that fixed production overhead allocations to conversion costs be based on the normal capacity of the production facilities. This statement becomes effective for inventory costs incurred during fiscal years beginning after June 15, 2005, and will be applied prospectively. We expect the adoption of this statement to have minimal impact on our financial position and results of operations.

18. UNAUDITED SELECTED QUARTERLY RESULTS OF OPERATIONS

Summarized below is our quarterly financial data for the four quarters ended December 31, 2005 and 2004 (in thousands, except per share data).
Quarter ended 2005	December 31	September 30	June 30	March 31

Services and sales revenues	$ 128,947	$ 120,184	$ 118,381	$ 115,955
Cost of services and sales	94,775	92,764	90,523	90,061
Other operating expenses	17,571	13,283	11,693	11,866
Operating income	16,601	14,137	16,165	14,028
Debt prepayment charge	6,012	-	-	-
Interest expense	2,243	1,923	2,075	2,036
Income before income tax expense	8,346	12,214	14,090	11,992
Income tax expense	3,091	4,724	3,841	3,269
Income from continuing operations	5,255	7,490	10,249	8,723
Loss from discontinued operations	(506)	-	-	-
Net income	$ 4,749	$ 7,490	$ 10,249	$ 8,723

Per share information:
Basic earnings per share	$ 0.18	$ 0.29	$ 0.39	$ 0.33
Diluted earnings per share [1]	$ 0.17	$ 0.27	$ 0.37	$ 0.31

Weighted average common shares outstanding:
Basic	25,867	26,108	26,086	26,092
Diluted [2]	28,044	28,121	27,870	27,996

Quarter ended 2004	December 31	September 30	June 30	March 31

Services and sales revenues	$ 116,100	$ 108,779	$ 102,231	$ 100,317
Cost of services and sales	91,421	85,562	79,477	79,932
Other operating expenses	9,695	9,851	14,048	10,927
Operating income	14,984	13,366	8,706	9,458
Interest expense	2,218	2,017	2,003	2,037
Income before income tax expense	12,766	11,349	6,703	7,421
Income tax expense	3,225	3,115	1,877	2,000
Income from continuing operations	9,541	8,234	4,826	5,421
Loss from discontinued operations	(491)	(929)	(2,354)	(11,958)
Net income (loss)	$ 9,050	$ 7,305	$ 2,472	$ (6,537)

Per share data:
Basic earnings (loss) per share	$ 0.34	$ 0.28	$ 0.09	$ (0.24)
Diluted earnings (loss) per share [1]	$ 0.32	$ 0.26	$ 0.09	$ (0.22)

Weighted average common shares outstanding:
Basic	26,284	26,530	27,115	27,671
Diluted [2]	28,322	28,506	28,935	29,109

1.   The sum of the individual quarterly diluted earnings per share amounts may not agree with the year-to-date diluted earnings per share amounts as each quarterly computation is based on the weighted average number of diluted common shares outstanding during that period.

2. Weighted average common shares outstanding - diluted have been adjusted in prior periods. There was no impact on the previously reported diluted earnings per share.

19. CONDENSED CONSOLIDATING FINANCIAL INFORMATION

Core Laboratories L.P., a wholly-owned subsidiary of Core Laboratories N.V., is offering $250 million of convertible debt securities which will be fully and unconditionally guaranteed by Core Laboratories N.V.

The following condensed consolidating financial information is included so that separate financial statements of Core Laboratories L.P. are not required to be filed with the U.S. Securities and Exchange Commission. The condensed consolidating financial statements present investments in both consolidated and unconsolidated affiliates using the equity method of accounting.

The following condensed consolidating financial information presents: condensed consolidating balance sheets as of December 31, 2005 and 2004, statements of income and the consolidating statements of cash flows for each of the three years in the period ended December 31, 2005 of (a) Core Laboratories N.V., parent/guarantor, (b) Core Laboratories L.P., issuer of public debt securities guaranteed by Core Laboratories N.V. and (c) the non-guarantor subsidiaries, (d) consolidating adjustments necessary to consolidate Core Laboratories N.V. and its subsidiaries and (e) Core Laboratories N.V. on a consolidated basis.

Condensed Consolidating Balance Sheets

	December 31, 2005
	Core		Other
(In thousands)	Laboratories N.V.	Core	Subsidiaries
	(Parent/	Laboratories L.P.	(Non-	Consolidating	Consolidated
	Guarantor)	(Issuer)	Guarantors)	Adjustments	Total
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 1,352	$ (243)	$ 12,634	$ -	$ 13,743
Accounts receivable, net	707	17,148	81,274	-	99,129
Inventories, net	-	1,336	27,768	-	29,104
Prepaid expenses and other current assets	427	1,682	9,160	-	11,269
TOTAL CURRENT ASSETS	2,486	19,923	130,836	-	153,245

PROPERTY, PLANT AND EQUIPMENT, net	219	21,766	59,357	-	81,342
GOODWILL AND INTANGIBLES, net	46,986	2,117	90,235	-	139,338
INTERCOMPANY RECEIVABLES	10,752	68,955	323,781	(403,488)	-
INVESTMENT IN AFFILIATES	289,653	-	526,586	(815,098)	1,141
DEFERRED TAX ASSET	18,228	5,645	664	(13,085)	11,452
OTHER ASSETS	3,026	2,421	2,636	-	8,083
TOTAL ASSETS	$ 371,350	$ 120,827	$ 1,134,095	$ (1,231,671)	$ 394,601

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and capital lease obligations	$ 2,412	$ 100	$ 32	$ -	$ 2,544
Accounts payable	743	5,841	25,973	-	32,557
Other accrued expenses	2,928	10,942	19,785	-	33,655
Current liabilities of discontinued operations	-	-	800	-	800
TOTAL CURRENT LIABILITIES	6,083	16,883	46,590	-	69,556

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	17,000	69,100	4	-	86,104
DEFERRED COMPENSATION	4,844	2,598	143	-	7,585
DEFERRED TAX LIABILITY	-	-	13,085	(13,085)	-
OTHER LONG-TERM LIABILITIES	8,475	4,742	2,817	-	16,034
INTERCOMPANY PAYABLES	120,691	27,887	254,910	(403,488)	-

MINORITY INTEREST	-	-	1,065	-	1,065

TOTAL SHAREHOLDERS' EQUITY	214,257	(383)	815,481	(815,098)	214,257
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 371,350	$ 120,827	$ 1,134,095	$ (1,231,671)	$ 394,601

Condensed Consolidating Balance Sheets

	December 31, 2004
	Core		Other
(In thousands)	Laboratories N.V.	Core	Subsidiaries
	(Parent/	Laboratories L.P.	(Non-	Consolidating	Consolidated
	Guarantor)	(Issuer)	Guarantors)	Adjustments	Total
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 848	$ (121)	$ 15,303	$ -	$ 16,030
Accounts receivable, net	2	13,734	81,713	-	95,449
Inventories, net	-	1,143	28,283	-	29,426
Prepaid expenses and other current assets	52	1,320	9,367	-	10,739
TOTAL CURRENT ASSETS	902	16,076	134,666	-	151,644

PROPERTY, PLANT AND EQUIPMENT, net	53	22,793	56,776	-	79,622
GOODWILL AND INTANGIBLES, net	46,962	2,355	90,355	-	139,672
INTERCOMPANY RECEIVABLES	645	66,180	284,665	(351,490)	-
INVESTMENT IN AFFILIATES	252,417	-	312,477	(563,788)	1,106
DEFERRED TAX ASSET	15,920	1,210	3,605	(13,085)	7,650
OTHER ASSETS	2,815	4,221	2,067	-	9,103
TOTAL ASSETS	$ 319,714	$ 112,835	$ 884,611	$ (928,363)	$ 388,797

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and capital lease obligations	$ 2,600	$ 100	$ 276	$ -	$ 2,976
Accounts payable	606	4,147	23,879	-	28,632
Other accrued expenses	4,178	14,259	17,069	-	35,506
Current liabilities of discontinued operations	-	-	297	-	297
TOTAL CURRENT LIABILITIES	7,384	18,506	41,521	-	67,411

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	23,439	86,761	24	-	110,224
DEFERRED COMPENSATION	4,508	1,688	72	-	6,268
DEFERRED TAX LIABILITY	-	-	13,085	(13,085)	-
OTHER LONG-TERM LIABILITIES	8,628	2,259	2,642	-	13,529
INTERCOMPANY PAYABLES	85,459	9,554	256,477	(351,490)	-

MINORITY INTEREST	-	-	1,069	-	1,069

TOTAL SHAREHOLDERS' EQUITY	190,296	(5,933)	569,721	(563,788)	190,296
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 319,714	$ 112,835	$ 884,611	$ (928,363)	$ 388,797

Condensed Consolidating Statements of Operations

	Year Ended December 31, 2005
	Core		Other
(In thousands)	Laboratories N.V.	Core	Subsidiaries
	(Parent/	Laboratories L.P.	(Non-	Consolidating	Consolidated
	Guarantor)	(Issuer)	Guarantors)	Adjustments	Total
REVENUES
Operating revenues	$ -	$ 88,083	$ 395,384	$ -	$ 483,467
Intercompany revenues	-	8,924	90,795	(99,719)	-
Earnings from consolidated affiliates	37,236	-	214,074	(251,310)	-
Total revenues	37,236	97,007	700,253	(351,029)	483,467

OPERATING EXPENSES
Operating costs	-	60,049	337,331	(29,257)	368,123
General and administrative expenses	14,530	23,304	12	-	37,846
Depreciation and amortization	37	5,151	11,188	-	16,376
Other expense (income), net	(8,517)	(14,749)	93,872	(70,415)	191

OPERATING INCOME	31,186	23,252	257,850	(251,357)	60,931
Interest expense	1,080	13,110	146	(47)	14,289

Income before income tax expense	30,106	10,142	257,704	(251,310)	46,642
Income tax expense (benefit)	(1,105)	4,592	11,438	-	14,925
Income from continuing operations	31,211	5,550	246,266	(251,310)	31,717
Loss from discontinued operations	-	-	(506)	-	(506)
NET INCOME	$ 31,211	$ 5,550	$ 245,760	$ (251,310)	$ 31,211

Condensed Consolidating Statements of Operations

	Year Ended December 31, 2004
	Core		Other
(In thousands)	Laboratories N.V.	Core	Subsidiaries
	(Parent/	Laboratories L.P.	(Non-	Consolidating	Consolidated
	Guarantor)	(Issuer)	Guarantors)	Adjustments	Total
REVENUES
Operating revenues	$ -	$ 72,910	$ 354,517	$ -	$ 427,427
Intercompany revenues	-	10,206	83,267	(93,473)	-
Earnings from consolidated affiliates	24,129	-	12,591	(36,720)	-
Total revenues	24,129	83,116	450,375	(130,193)	427,427

OPERATING EXPENSES
Operating costs	120	56,916	302,965	(23,609)	336,392
General and administrative expenses	6,004	19,210	2,926	-	28,140
Depreciation and amortization	169	11,947	5,026	-	17,142
Other expense (income), net	(896)	(11,554)	76,405	(64,716)	(761)

OPERATING INCOME	18,732	6,597	63,053	(41,868)	46,514
Interest expense	5,650	7,176	597	(5,148)	8,275

Income before income tax expense	13,082	(579)	62,456	(36,720)	38,239
Income tax expense (benefit)	792	(782)	10,207	-	10,217
Income from continuing operations	12,290	203	52,249	(36,720)	28,022
Loss from discontinued operations	-	-	(15,732)	-	(15,732)
NET INCOME	$ 12,290	$ 203	$ 36,517	$ (36,720)	$ 12,290

Condensed Consolidating Statements of Operations

	Year Ended December 31, 2003
	Core		Other
(In thousands)	Laboratories N.V.	Core	Subsidiaries
	(Parent/	Laboratories L.P.	(Non-	Consolidating	Consolidated
	Guarantor)	(Issuer)	Guarantors)	Adjustments	Total
REVENUES
Operating revenues	$ -	$ 69,393	$ 303,774	$ -	$ 373,167
Intercompany revenues	-	16,270	79,228	(95,498)	-
Earnings from consolidated affiliates	22,638	-	23,854	(46,492)	-
Total revenues	22,638	85,663	406,856	(141,990)	373,167

OPERATING EXPENSES
Operating costs	-	59,596	252,197	(16,052)	295,741
General and administrative expenses	5,864	16,923	-	-	22,787
Depreciation and amortization	199	8,594	11,279	-	20,072
Other expense (income), net	(1,769)	(7,956)	87,820	(79,446)	(1,351)

OPERATING INCOME	18,344	8,506	55,560	(46,492)	35,918
Interest expense	300	7,122	247	-	7,669

Income before income tax expense	18,044	1,384	55,313	(46,492)	28,249
Income tax expense (benefit)	(656)	1,213	6,900	-	7,457
Income from continuing operations	18,700	171	48,413	(46,492)	20,792
Loss from discontinued operations	-	-	(2,092)	-	(2,092)
NET INCOME	$ 18,700	$ 171	$ 46,321	$ (46,492)	$ 18,700

Condensed Consolidating Statements of Cash Flows

	Year Ended December 31, 2005
	Core		Other
(In thousands)	Laboratories N.V.	Core	Subsidiaries
	(Parent/	Laboratories L.P.	(Non-	Consolidating	Consolidated
	Guarantor)	(Issuer)	Guarantors)	Adjustments	Total

Net cash provided by operating activities:	$ 43,058	$ 22,435	$ 9,285	$ -	$ 74,778

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(218)	(4,463)	(14,414)	-	(19,095)
Patents and other intangibles	-	(4)	(99)	-	(103)
Proceeds from sale of assets	-	1,155	2,775	-	3,930
Premiums on life insurance	-	(1,096)	-	-	(1,096)
Net cash used in investing activities:	(218)	(4,408)	(11,738)	-	(16,364)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(9,105)	(99,661)	-	-	(108,766)
Proceeds from debt borrowings	-	82,000	-	-	82,000
Debt issuance costs	-	(488)	-	-	(488)
Capital lease obligations	-	-	(216)	-	(216)
Stock options exercised	8,215	-	-	-	8,215
Repurchase of common shares	(41,446)	-	-	-	(41,446)
Net cash used in financing activities:	(42,336)	(18,149)	(216)	-	(60,701)

NET CHANGE IN CASH AND CASH EQUIVALENTS	504	(122)	(2,669)	-	(2,287)
CASH AND CASH EQUIVALENTS, beginning of period	848	(121)	15,303	-	16,030
CASH AND CASH EQUIVALENTS, end of period	$ 1,352	$ (243)	$ 12,634	$ -	$ 13,743

Condensed Consolidating Statements of Cash Flows

	Year Ended December 31, 2004
	Core		Other
(In thousands)	Laboratories N.V.	Core	Subsidiaries
	(Parent/	Laboratories L.P.	(Non-	Consolidating	Consolidated
	Guarantor)	(Issuer)	Guarantors)	Adjustments	Total

Net cash provided by (used in) operating activities:	$ 45,574	$ 15,627	$ (7,005)	$ -	$ 54,196

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	-	(2,750)	(8,138)	-	(10,888)
Patents and other intangibles	-	-	(209)	-	(209)
Acquisitions	-	-	(1,782)	-	(1,782)
Proceeds from sale of assets	328	163	1,179	-	1,670
Premiums on life insurance	-	(799)	-	-	(799)
Discontinued operations	-		17,944	-	17,944
Net cash (used in) provided by investing activities:	328	(3,386)	8,994	-	5,936

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(3,838)	(28,150)	(120)	-	(32,108)
Proceeds from debt borrowings	962	14,000	-	-	14,962
Capital lease obligations	-	(6)	(355)	-	(361)
Stock options exercised	8,487	-	-	-	8,487
Repurchase of common shares	(51,307)	-	-	-	(51,307)
Net cash used in financing activities:	(45,696)	(14,156)	(475)	-	(60,327)

NET CHANGE IN CASH AND CASH EQUIVALENTS	206	(1,915)	1,514	-	(195)
CASH AND CASH EQUIVALENTS, beginning of period	642	1,794	13,789	-	16,225
CASH AND CASH EQUIVALENTS, end of period	$ 848	$ (121)	$ 15,303	$ -	$ 16,030

Condensed Consolidating Statements of Cash Flows

	Year Ended December 31, 2003
	Core		Other
(In thousands)	Laboratories N.V.	Core	Subsidiaries
	(Parent/	Laboratories L.P.	(Non-	Consolidating	Consolidated
	Guarantor)	(Issuer)	Guarantors)	Adjustments	Total

Net cash provided by operating activities:	$ 31,912	$ 7,186	$ 20,753	$ -	$ 59,851

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	-	(7,363)	(11,014)	-	(18,377)
Patents and other intangibles	(4)	-	(195)	-	(199)
Acquisitions	-	(10,733)	-	-	(10,733)
Proceeds from sale of assets	-	188	419	-	607
Premiums on life insurance	-	(456)	-	-	(456)
Discontinued operations	-	-	(6,968)	-	(6,968)
Net cash used in investing activities:	(4)	(18,364)	(17,758)	-	(36,126)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	-	(8,996)	-	-	(8,996)
Proceeds from debt borrowings	23,439	21,561	-	-	45,000
Debt issuance costs	-	(522)	-	-	(522)
Capital lease obligations	-	15	(163)	-	(148)
Stock options exercised	1,534	-	-	-	1,534
Repurchase of common shares	(57,968)	-	-	-	(57,968)
Discontinued operations	-	(815)	-	-	(815)
Net cash (used in) provided by financing activities:	(32,995)	11,243	(163)	-	(21,915)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,087)	65	2,832	-	1,810
CASH AND CASH EQUIVALENTS, beginning of period	1,729	1,729	10,957	-	14,415
CASH AND CASH EQUIVALENTS, end of period	$ 642	$ 1,794	$ 13,789	$ -	$ 16,225

CORE LABORATORIES N.V.

Schedule II - Valuation and Qualifying Account
(In thousands)

	Balance at	Additions			Balance at
	Beginning	Charged to			End of
	of Period	Expense	Write-offs	Other [1]	Period
Year ended December 31, 2005
Reserve for doubtful accounts	$ 6,064	$ 789	$ (2,546)	$ 219	$ 4,526

Year ended December 31, 2004 [2]
Reserve for doubtful accounts	7,094	(441)	(1,607)	1,018	6,064

Year ended December 31, 2003 [2]
Reserve for doubtful accounts	8,124	1,355	(3,167)	782	7,094

1)	Comprised primarily of differences due to changes in exchange rate.
2)	Adjusted for Discontinued Operations.

Exhibit 10.26

NON-EMPLOYEE DIRECTOR COMPENSATION SUMMARY

Each Supervisory Director of Core Laboratories who is not our full-time employee is reimbursed for all out-of-pocket expenses incurred in attending any Supervisory Board or committee meeting. Effective January 1, 2005, each Supervisory Director who is not our full-time employee is paid: (1) an annual retainer of $30,000, payable semiannually in arrears; or if the Audit Committee Chair, an annual retainer of $45,000, or if the chair of either the Compensation Committee or Nominating and Governance Committee, an annual retainer of $35,000; (2) $1,500 per meeting of the Supervisory Board at which the individual is present in person; and (3) $1,500 per meeting for each committee meeting at which the individual is present in person. Supervisory Directors who are our full-time employees receive no compensation for serving as Supervisory Directors.

Our 1995 Non-employee Director Stock Option Plan, as amended, which we refer to as the "Nonemployee Director Plan," provides for the issuance of up to 700,000 of our common shares to eligible Supervisory Directors. Under the Non-employee Director Plan, each non-employee director is generally granted an option to acquire 1,000 common shares on the date such individual first becomes an eligible director. In addition, an option to acquire 10,000 common shares will be granted to each non-employee Supervisory Director (20,000 common shares if such non-employee Supervisory Director is the Chairman) each year generally on the first date in the calendar year set by the Supervisory Board for the issuance of stock options to more than ten employees under our 1995 Long-term Incentive Plan, as amended. Supervisory Directors who are also our employees receive no grants under the Nonemployee Director Plan. Options granted will be exercisable for a period of up to ten years and will vest one year following the date of grant. The exercise price of options granted under the Nonemployee Director Plan will be equal to the market price of our common shares on the date of grant.

Exhibit 21.1

Investment in Subsidiaries Listing

Co. No.	Name	Legal Seat	Ownership %
21	Core Laboratories Resources, N.V.	Curacao, Netherlands Antilles	100%
23	Core Laboratories International Licensing N.V.	Curacao, Netherlands Antilles	100%
25	Core Laboratories International Trading N.V.	Curacao, Netherlands Antilles	100%
27	Core Laboratories I.P. Inc.	Curacao, Netherlands Antilles	100%
35	Core Laboratories Holding Inc.	Curacao, Netherlands Antilles	100%
48	Core Laboratories Middle East Services B.V.	Curacao, Netherlands Antilles	100%
49	Core Export Sales, Inc.	Bridgetown, Barbados	100%
50	Core Laboratories L.P.	Delaware, United States	100%
52	Core Laboratories Canada Limited	Alberta, Canada	100%
53	PT Corelab Indonesia	Jakarta, Indonesia	70%
55	Core Laboratories SDN BHD	Kuala Lumpur, Malaysia	100%
56	Core Laboratories Australia PTY LTD	Perth, Australia	100%
62	Core Laboratories International B.V.	Amsterdam, The Netherlands	100%
63	Core Laboratories Sales N.V.	Curacao, Netherlands Antilles	100%
64	Core Laboratories (U.K.) Limited	London, United Kingdom	100%
65	Core Laboratories Netherlands B.V.	Amsterdam, The Netherlands	100%
66	Corelab Nigeria Limited	Lagos, Nigeria	100%
70	Core Laboratories Venezuela S.A.	Caracas, Venezuela	100%
73	Core Laboratories Corporate Holding B.V.	The Netherlands	100%
74	Corelab Brasil Ltda	Brasil	100%
75	Core Laboratories (Barbados) Ltd.	Curacao, Netherlands Antilles	100%
100	Saybolt International B.V.	Vlaardingen, The Netherlands	100%
101	Saybolt Holding B.V.	Vlaardingen, The Netherlands	100%
102	Saybolt Denmark A/S	Copenhagen, Denmark	100%
103	Saybolt van Duyn GmbH	Essen, Germany	100%
104	Saybolt Espana S.A.	Madrid, Spain	100%
105	Saybolt Estonia Ltd.	Tallinn, Estonia	100%
106	Saybolt Finland Oy	Hamina, Finland	100%
107	Saybolt France S.A.	Port-Le_Bouc, France	99.5%
108	Saybolt Italia S.R.L.	Siracusa, Italy	100%
109	Saybolt Malta Ltd.	Kalafran, Malta	100%
111	Saybolt Greece, Ltd.	Athens, Greece	100%
112	Saybolt (Portugal) Inspeccao de Productos Petroliferos, Lda.	Lisbon, Portugal	100%
115	Saybolt South Africa PTY LTD	Cape Town, South Africa	100%
116	Saybolt Sweden AB	Gothenburg, Sweden	100%
117	Saybolt Thailand Ltd.	Bangkok, Thailand	100%
118	Saybolt United Kingdom Ltd.	Purfleet, United Kingdom	100%
119	Saybolt Meteorology & Instrumentation B.V.	Vlaardingen, The Netherlands	100%
120	Saybolt Nederland B.V.	Vlaardingen, The Netherlands	100%
122	Saybolt North American Holding B.V.	Vlaardingen, The Netherlands	100%
123	Saybolt de Mexico S.A. de C.V.	Coatzacoalcos, Mexico	100%
130	Saybolt L.P.	New Jersey, United States	100%
132	Core Laboratories Panama, S.A.	Panama City, Panama	100%
133	E.W. Saybolt & Co. (Cayman) Ltd.	Cayman	100%
134	Saybolt Analyt Holding B.V.	Vlaardingen, The Netherlands	100%
137	Saybolt Evrasia ZAO	Moscow, Russia Federation	100%
138	Saybolt−Ukraine	Odessa, Ukraine	100%
139	Saybolt Bulgaria Ltd.	Bulgaria	100%
141	Saybolt Baltija, Ltd.	Klaipeda, Lithuania	100%
142	Saybolt Latvia	Ventspils, Latvia	100%
145	Saybolt de Ecuador S.A.	Quito, Ecuador	100%
148	Saybolt Bahamas Ltd.	Freeport, Bahamas	100%
151	Saybolt de Costa Rica, S.A.	San Jose, Costa Rica	100%
152	Saybolt West Indies N.V.	Kingston, Jamaica	100%
153	Saybolt Colombia Ltda.	Barranquilla, Colombia	95%
155	Saybolt Aruba N.V.	Aruba, Netherlands Antilles	100%
156	Saybolt Bonaire N.V.	Bonaire, Netherlands Antilles	100%
157	Saybolt Caribbean N.V.	Aruba	100%
158	Saybolt Curacao N.V.	Curacao, Netherlands Antilles	100%
159	Saybolt Trinidad & Tobago Ltd.	Marabella, Trinidad	100%
160	Saybolt Eastern Hemisphere B.V.	Vlaardingen, The Netherlands	100%
162	Saybolt Bahrain	Klaipeda, Lithuania	100%
165	Saybolt (M) SDN BHD	Kuala Lumpur, Malaysia	40%
166	PT Saybolt Indonesia	Jakarta, Indonesia	65%
170	Saybolt Azerbaijan, Ltd.	Azerbaijan	100%
171	Saybolt Azerbaijan B.V.	Azerbaijan	50%
175	Core Laboratories El Salvador S.A. de C.V.	El Salvador	100%
176	Saybolt Shelf I BV	Vlaardingen, The Netherlands	100%
177	Saybolt Belgium	Belgium	100%
179	Saybolt (Tianjin) Meteorology & Instrumentation Company	China	100%
181	Saybolt Latin America Holding B.V.	Vlaardingen, The Netherlands	100%
182	Saybolt Qatar	London, United Kingdom	100%
183	Core Laboratories Angola Ltd.	Angola	100%
188	Saybolt (Singapore) PTE LTD	Singapore	100%
190	Core Laboratories (H.K.) Limited	Hong Kong	100%
192	Quantoil Ltd.	United Kingdom	100%
195	E.W. Saybolt & Co. S.A.	Panama City, Panama	100%
200	Owen Oil Tools L.P.	Texas, United States	100%
204	Owen Oil Tools de Mexico, S.A. de C.V.	Tabasco, Mexico	100%
205	Owen Oil Tools de Venezuela, C.A.	Anaco, Anzoategui, Venezuela	100%
209	Owen Oil Tools Argentina, S.A.	Argentina	100%
210	Owen Compliance Services, Inc.	Texas, United States	100%
212	Owen de Mexico S.A. de C.V.	Mexico	100%
213	Owen Oil Tools (U.K.) Ltd.	Croydon, United Kingdom	100%
220	The Petrak Group S.A.	Zug, Switzerland	100%
222	Saybolt Services Ltd.	United Kingdom	100%
226	Core Laboratories LLP (Kazakhstan)	Delaware, United States	100%
231	DP Saybolt Turkmenistan (formerly Petrak Turkmenistan Ltd.)	Turkenbashi, Turkmenistan	100%
260	Petroleum Analysts ZAO	Moscow, Russia Federation	100%
261	OOO Lab Technics	Texas, United States	100%
262	Saybolt Belarus (formerly IP Saybolt (Belorussia))	Vlaardingen, The Netherlands	100%
270	Saybolt Test OOO	Bashkortostan, Russian Federation	100%
273	Saybolt Armenia	Yerevan, Armenia	100%
276	Saybolt Bashkortostan	Bashkortostan, Russian Federation	60%
277	SP TOO Saybolt Kazakhstan	Kazakhstan	90%
278	Saybolt Mongol HHK	Vlaardingen, The Netherlands	100%
290	Core Lab de Mexico, S.A. de C.V.	Mexico City, Mexico	100%
292	Core Lab Operations S.A. de C.V.	Mexico	100%
293	Pro Technics de Mexico, S.A. de C.V.	Mexico	100%
294	Core Lab Services S.A. de C.V.	Mexico	100%
297	Core Lab Petroleum Services S.A. de C.V.	Mexico	99%
298	Core Lab Executives S.A. de C.V.	Mexico	99%
310	TomoSeis Corporation	United States	100%
320	Core Petrophysics, Inc.	United States	100%
325	Stim-Lab, Inc.	Oklahoma, United States	100%
350	Core Laboratories Global N.V.	Curacao, Netherlands Antilles	100%
370	Coherence Technology Company, Inc.	Denver, Colorado	100%
375	CTC Pulsonic Nigeria Limited	Lagos, Nigeria	80%
381	Production Enhancement Corporation	United States	100%
388	PENCOR de Venezuela, C.A.	Venezuela	100%
391	PENCOR International Ltd.	Jersey Channel Islands	100%
400	Coreton Limited	Croydon, United Kingdom	100%
402	Labton Limited	Croydon, United Kingdom	100%
411	FE & FEFH Holding, Inc.	Calgary, Canada	100%

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-73772, 333-73774, 333-80473 and 333-43859) of Core Laboratories N.V. of our report dated February 22, 2006, except as to the condensed consolidated financial information in Note 19 which is October 31, 2006, relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Houston, Texas

October 31, 2006

Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
OF CORE LABORATORIES N.V.
PURSUANT TO 15 U.S.C. SECTION 7241, AS ADOPTED
PURSUANT TO SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002

I, David M. Demshur, certify that:

1. I have reviewed this Annual Report on Form 10-K of Core Laboratories N.V. (the "Registrant");

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: February 23, 2006	/s/ David M. Demshur
David M. Demshur
Chief Executive Officer

Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
OF CORE LABORATORIES N.V.
PURSUANT TO 15 U.S.C. SECTION 7241, AS ADOPTED
PURSUANT TO SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002

I, Richard L. Bergmark, certify that:

1. I have reviewed this Annual Report on Form 10-K of Core Laboratories N.V. (the "Registrant");

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: February 23, 2006	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer

Exhibit 32.1

Certification By
David M. Demshur, Chief Executive Officer
of Core Laboratories N.V.
Pursuant to 18 U.S.C. Section 1350

I, David M. Demshur, Chief Executive Officer of Core Laboratories N.V. (the "Company"), hereby certify that the accompanying Annual Report on Form 10-K for the year ended December 31, 2005, filed by the Company with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Report").

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 23, 2006	/s/ David M. Demshur
David M. Demshur
Chief Executive Officer

Exhibit 32.2

Certification By
Richard L. Bergmark, Chief Financial Officer
of Core Laboratories N.V.
Pursuant to 18 U.S.C. Section 1350

I, Richard L. Bergmark, Chief Financial Officer of Core Laboratories N.V. (the "Company"), hereby certify that the accompanying Annual Report on Form 10-K for the year ended December 31, 2005, filed by the Company with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Report").

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 23, 2006	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer